CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
4.625% Notes due 2031	U.S.$1,250,000,000	100.000%	U.S.$1,250,000,000	U.S.$115,875.00
5.875% Bonds due 2051	U.S.$750,000,000	100.000%	U.S.$750,000,000	U.S.$69,525.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. The total registration fee due for this offering is U.S.$185,400.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-256623

PROSPECTUS SUPPLEMENT
(To prospectus dated May 28, 2021)

ECOPETROL S.A.

US$ 1,250,000,000 4.625% Notes due 2031

US$ 750,000,000 5.875% Bonds due 2051

The US$1,250,000,000 4.625% notes due 2031 (the “2031 Notes”) and the 750,000,000 5.875% bonds due 2051 (the “2051 Bonds”) (each a “series” and collectively the “notes”) will constitute our general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of our other present and future senior, unsecured and unsubordinated obligations that constitute our External Indebtedness (as defined in the accompanying prospectus). Although we are 88.49% owned by the Republic of Colombia, or the “Nation”, the Nation is not liable for our obligations under the notes. The notes will be issued only in registered form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

The 2031 Notes will mature on November 2, 2031 and will bear interest at the rate of 4.625% per annum. Interest on the 2031 Notes will be payable on May 2 and November 2 of each year, beginning on May 2, 2022. The 2051 Bonds will mature on November 2, 2051 and will bear interest at the rate of 5.875% per annum. Interest on the 2051 Bonds will be payable on May 2 and November 2 of each year, beginning on May 2, 2022. We may redeem any of the notes, in whole or in part, at any time or from time to time prior to their maturity, at the redemption prices set forth in “Description of the Notes—Optional Redemption”. Upon the occurrence of a change of control repurchase event as set forth in “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Repurchase Event”, we will be required to offer to repurchase the notes from holders at the repurchase price described herein.

We intend to apply to have the notes approved for listing on the New York Stock Exchange, or the “NYSE”.

Investing in the notes involves risks. See the “Risk Factors” sections of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 (our “2020 Annual Report”), filed on April 9, 2021 with the Securities and Exchange Commission (the “SEC”), and beginning on page S-24 of this prospectus supplement.

	Per Note	Total
Initial price to the public(1) :
2031 Notes	100.000%	US$1,250,000,000
2051 Bonds	100.000%	US$750,000,000
Underwriting discount:
2031 Notes	0.210%	US$2,625,000
2051 Bonds	0.250%	US$1,875,000
Proceeds, before expenses, to Ecopetrol:
2031 Notes	99.790%	US$1,247,375,000
2051 Bonds	99.750%	US$748,125,000

(1)	Plus accrued interest, if any, from November 2, 2021, if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia or the “SFC” by its acronym in Spanish) and will not be registered under the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) or the Colombian Stock Exchange (Bolsa de Valores de Colombia or the “BVC” by its acronym in Spanish), and, accordingly, the notes will not be offered or sold to persons in Colombia except in circumstances which do not result in a public offering under Colombian law and in compliance with Part 4 of Decree 2555 of 2010.

The underwriters expect that the notes will be ready for delivery only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, against payment in New York, New York on or about November 2, 2021.

_____________

Joint Book-Running Managers

Citigroup	J.P. Morgan	Santander	Scotiabank

The date of this prospectus supplement is October 27, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is divided in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a shelf registration statement that we filed with the SEC on May 28, 2021. Under the shelf registration process, from time to time, we may offer and sell debt securities, guaranteed debt securities, ordinary shares or preferred shares, or any combination thereof, in one or more offerings.

In this prospectus supplement we use the terms “Ecopetrol,” “we,” “us,” and “our” and similar words to refer to Ecopetrol S.A., a Colombian mixed economy company, and its consolidated subsidiaries, unless the context requires otherwise. References to “securities” include any security that we might offer under this prospectus supplement and the accompanying prospectus. References to “US$”, “$” and “dollars” are to United States dollars. References to “COP$” and “pesos” are to Colombian pesos.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or in any free writing prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN DIRECTIVE 2003/71/EC, AS AMENDED. CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A RETAIL INVESTOR IN THE UK MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) NO 2017/565 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (THE “EUWA”); (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF THE PROSPECTUS REGULATION AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA (“UK PROSPECTUS REGULATION”). CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY THE PRIIPS REGULATION AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE UK UNITED KINGDOM HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE UK UNITED KINGDOM MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

S-ii

Some of the market and industry data contained or incorporated by reference in this prospectus supplement are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained in this prospectus supplement, and beliefs and estimates based on such data, may not be reliable.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain both historical and forward-looking statements. All statements that are not based on historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are not guarantees of future performance and reflect our current expectations concerning future results, events, objectives, plans and goals and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: changes in international crude oil and natural gas prices; the results of our exploration and production activities, including drilling; import and export activities; our liquidity, cash flow and sources of funding; our ability to successfully integrate our recently acquired subsidiary, Interconexión Eléctrica S.A. (“ISA”); our projected and targeted capital expenditures and other cost commitments and revenues; dates by which certain areas will be developed or will come on-stream; general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates; competition; our ability to obtain financing; our ability to find, acquire or gain access to additional reserves and our ability to develop existing reserves; uncertainties inherent in making estimates of our reserves; significant political, economic and social developments in Colombia and other countries where we do business; natural disasters, pandemics and other health events, including the coronavirus (“COVID-19”) pandemic, military operations, terrorist acts, wars or embargoes; regulatory developments, including regulations related to climate change; receipt of government approvals and licenses; technical difficulties; and other factors described in our press releases and filings with the SEC, including our 2020 Annual Report and in the section entitled “Risk Factors” beginning on page S-24 of this prospectus supplement. The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are qualified in their entirety by this cautionary statement and are made only as of the dates of the respective documents. We do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances or for any other reason. Accordingly, undue reliance should not be placed on forward-looking statements.

S-iii

OTHER INFORMATION

On August 11, 2021, we signed an inter-administrative share purchase agreement (“Inter-Administrative SPA”) with the Ministry of Finance and Public Credit (Ministerio de Hacienda y Crédito Público or “MHCP”) pursuant to which we agreed to acquire 51.4% of the outstanding shares of ISA from the MHCP (the “Acquisition”) for a purchase price of COP$14,236,814,025,000, or approximately US$3,672,992,823.94 (the “Acquisition Price”) based on the COP/US$ market exchange rate of COP$3,876.08 to US$1.00 in effect on August 20, 2021, the date the Acquisition was consummated.

We present in this prospectus supplement certain operating and financial information of ISA. See “ISA Acquisition.” The operating and financial information of ISA included in this prospectus supplement was derived from ISA’s public disclosures and filings in Colombia, including the financial statements of ISA filed with the SFC, which were prepared in accordance with current reporting standards as in effect in Colombia (“Colombian IFRS”) and are not included in this prospectus supplement. ISA’s management has informed us that there are no material differences between its Colombian IFRS financial statements filed with the SFC and such financial statements if they were to be prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Ecopetrol’s financial information presented in this prospectus supplement has been prepared in accordance with IFRS-IASB. Ecopetrol also files financial information with the SFC, which information is prepared in accordance with Colombian IFRS.   Ecopetrol’s financial information under Colombian IFRS filed with the SFC is not directly comparable to its financial information presented under IFRS-IASB in this prospectus supplement or its filings with the SEC.

You should not rely on the operating and financial condition of ISA included herein as indicative of our future consolidated results of operations. The information contained in this prospectus supplement does not include information relating to or giving effect to the Acquisition.  For further information on the risks involved in the Acquisition, see “Risk Factors—Risk factors related to the ISA acquisition.”

S-iv

Summary

This section summarizes key information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should carefully review the entire prospectus supplement, including the risk factors, the financial statements and the notes related thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Summaries in this prospectus supplement and the accompanying prospectus of certain documents that are filed as exhibits to the registration statement of which this prospectus supplement is a part are qualified in their entirety by reference to such documents.

Overview

We are the only vertically-integrated crude oil and natural gas company and the largest company in Colombia as measured by revenue, profit, assets and shareholders’ equity. For the six months ended June 30, 2021 and 2020, we had total revenue of COP$36,718,764 million and COP$23,641,913 million, operating income of COP$12,138,341 million and COP$ 2,446,843 million, net income attributable to owners of Ecopetrol of COP$6,392,673 million and COP$(625,072) million, respectively. For the years ended December 31, 2019 and 2020, we had total revenue of COP$71,488,512 million and COP$50,223,393 million, operating income of COP$21,027,158 million and COP$7,181,765 million, and net income attributable to owners of Ecopetrol of COP$13,744,011 million and COP$1,586,677 million, respectively. We are engaged in a broad range of oil and gas related activities, which cover the following areas of our operations:

•	Exploration and Production—encompasses crude oil and natural gas exploration and production and natural gas transportation activities. It also includes purchase of crude oil and gas from Agencia Nacional de Hidrocarburos and other third parties for resale. At December 31, 2020, we were the largest participant in the Colombian hydrocarbons industry with approximately 66.1% of crude oil production and approximately 55.6% of natural gas production (in each case according to calculations made by Ecopetrol based on information from the Ministry of Mines and Energy of Colombia).

•	Refining and Petrochemicals—encompasses oil refining and producing a full range of refined products including gasoline, diesel, jet fuel, liquefied petroleum gas and heavy fuel oils, among others, which are sold inter-company and to third parties locally and abroad. Additionally, this segment includes investments in four domestic petrochemical companies that produce aromatics, cyclohexane, paraffin waxes, lube base oils, solvents and other petrochemical products.

•	Transportation and Logistics—encompasses the transportation of crude oil and refined products, excluding natural gas. Our subsidiary, Cenit, directly owns 45% of the total crude oil pipeline shipping capacity in Colombia. When aggregated with the crude oil pipelines in which Cenit owns a controlling interest, Cenit owns 81% of the oil pipeline shipping capacity in Colombia.

In connection with the Acquisition, we now provide services of electricity transmission, toll-road concessions, telecommunications, and information and communications technology. Through the Acquisition, we expect to reposition ourselves along the energy value chain by offering services such as electricity transmission and aligning ourselves with the market trends towards decarbonization and electrification.

History

We were formed in 1951 by the Colombian government as Empresa Colombiana de Petróleos and began operating the crude oil fields at La Cira-Infantas, the oldest Colombian oil field, where production started in 1918, and the pipeline that connected that field with the Barrancabermeja refinery and the port of Cartagena. In 1961, we assumed the direct operation of the Barrancabermeja refinery and continued its transformation into an industrial complex. In 1974, we acquired the Cartagena refinery, which had been in operation since 1957. Pursuant to Decree 0062 of 1970, we were transformed into a governmental, industrial and commercial company.

In 2003 pursuant to Decree Law 1760, the Agencia Nacional de Hidrocarburos - National Hydrocarbons Agency (the ANH) was created and our public role as administrator and regulator of the national hydrocarbons resources was transferred to the ANH. Our organic structure was modified and we became Ecopetrol S.A., a public stock-holding corporation, one hundred percent state-owned, and continued the development of exploration and production activities in a competitive basis with autonomy over our business decisions. Since 2006, according to Law 1118, we have been evolving from a wholly state-owned entity to a mixed-economy company with private capital. This process has resulted in a substantial change in the legal framework to which we are subject and in the nature of our relationship with the Nation, as our controlling shareholder.

Our address is Carrera 13 No. 36-24 Bogota, Colombia and our telephone number is +571 234 4000. Our website is www.ecopetrol.com.co. Information included on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

Our Strategic Plan

Ecopetrol and its subsidiaries’ (the “Ecopetrol Group”) Organic Business Plan (the “Business Plan”) for the 2021-2023 period, is aimed at restoring the Ecopetrol Group’s growth trajectory post COVID-19, increasing competitiveness, laying the foundations of energy transition and going deeper into the Technology, Environment, Social and Governance (TESG) agenda through positive social and environmental impact in the territories where we operate. The Business Plan also seeks to maintain the effective response of the Ecopetrol Group to uncertain economic and environmental conditions, ensure the financial sustainability of the Ecopetrol Group and keep the value promise to stakeholders in the medium and long term. The organic investment included in the Business Plan is expected to be financed mainly with internal cash generation. The Brent price assumptions under the Business Plan are as follows: US$45/Bl in 2021, US$50/Bl in 2022 and US$54/Bl in 2023.

The Business Plan features an organic investment between US$12 billion and US$15 billion for the three-year period (2021-2023), mainly focused in Colombia, and seeks to ensure capital allocation towards incorporation of more competitive reserves and resources within a new scenario of oil and gas prices, competitive positioning in the energy transition (such as gas, decarbonization, short-cycle hydrocarbons and the incorporation of renewable energies), reliability investments necessary for a responsible and sustainable operation, and strategic technologies and social investment for the future of the Ecopetrol Group.

76% of the investments are expected to be allocated towards growth opportunities aimed at continuing the exploration and profitable development of existing assets and accelerating adaptation to the energy transition, with investments focused on the continuation of the enhanced recovery programs and the growth of the gas value chain. The remaining 24% of investments are expected to be allocated to operational continuity, seeking to preserve the value of the assets and bring reliability and integrity to the Ecopetrol Group’s consolidated operations.

The most relevant operational goals of the Business Plan are the following: (i) to reach production levels between 700 thousand and 710 thousand barrels of oil equivalent per day in 2021, with a growth trajectory that allows the Ecopetrol Group to reach production levels of approximately 750 thousand barrels of oil equivalent per day by 2023; (ii) to reach a joint throughput at the Barrancabermeja and Cartagena refineries of between 340 thousand and 365 thousand barrels per day in 2021, with a growth path that allows reaching a joint throughput at such refineries of approximately 420 thousand barrels per day by 2023 in an expected scenario of recovery in demand and refining margins, as well as the interconnection of the crude plants at the Cartagena refinery; and (iii) to reach transported volumes of over one million barrels per day – in line with the evolution of the production and demand for liquid fuels in the country.

Upstream

In terms of the upstream segment, the Business Plan allocates an investment range of between US$9 billion and US$11 billion. The Business Plan maintains the growth of this segment as a strategic objective, with a focus on accelerating the progression of resources and reserves, through exploration, drilling and enhanced recovery.

Of the aforementioned resources, (i) 69% is expected to be allocated in production activities, including the Rubiales, Castilla, Piedemonte and the Middle Magdalena Valley fields, with a continued focus on maturity and development of improved recovery activities, (ii) 22% is expected to be allocated internationally, where the main focus areas will be Brazil and the Permian Basin in the United States; and (iii) 9% of the resources are expected to be allocated in exploration activities, with an expected drilling of more than 40 wells located in the basins of greater materiality, with emphasis on the Llanos Orientales, Middle Magdalena Valley, Lower Magdalena Valley and Sinú-San Jacinto areas.

In terms of unconventional reservoirs, the Ecopetrol Group will continue the development process for the initiatives associated to the Comprehensive Research Pilot Projects (PPII for its Spanish acronym) in the Middle Magdalena Valley basin in Colombia, and well as increasing development activities in the Permian Basin in Texas.

Regarding the growth of the natural gas chain (one of the Ecopetrol Group’s strategic pillars), between 9% and 10% of the total investment called for by the Business Plan is expected to be allocated towards the development of Piedemonte and other sources of gas in the Middle Magdalena Valley, Guajira and the Sinú-San Jacinto basin areas in Colombia. Additionally, the Business Plan calls for investments for the evaluation and development of the largest offshore gas discoveries in the Colombian Caribbean.

The Business Plan foresees the achievement of reserves replacement ratio greater than 100% after 2022. However, such goal is subject to revision based on the evolution of both the Business Plan and market conditions.

Midstream

In terms of the midstream segment, the Business Plan allocates an investment of between US$780 million and US$960 million, mainly aimed at strengthening the integrity and reliability of the infrastructure, prioritizing resources for the growth of the multi-pipeline business, while advancing in increasing flexibility and efficiency in logistics for the evacuation of heavy crude and the growth of the pipeline infrastructure. These investments are also expected to enable future operating costs optimization by upgrading equipment and improving its performance.

Downstream

In terms of the downstream segment, the Business Plan allocates an investment between US$1.2 billion and US$1.4 billion focused on ensuring (i) the integrity and competitiveness of existing assets and (ii) compliance with the fuel quality path. Regulatory compliance investments and major maintenance investments are expected to be made as part of the compliance with the life cycle of the plants in the Cartagena and Barrancabermeja refineries. The expected investments also call for the execution of the final phase of the interconnection project of the crude plants of the Cartagena refinery in an aggregate amount of approximately US$77 million, which is expected to commence operations in 2022.

In order to advance with the production of cleaner fuels for the country, investments in the 2021-2023 period are expected to make possible to guarantee sustained internal quality of diesel of between 10 and 15 ppm of sulfur, and to bring gasoline to a maximum of 50 ppm of sulfur across Colombia.

Commercial Strategy

The Business Plan maintains the Ecopetrol Group’s strategy of diversifying clients and destinations, with an important emphasis on the independent refining sector in China, while maintaining an active participation in the refining market of the United States. The foregoing is expected to be leveraged on our operational flexibility at ports, a stable quality of our crude oil and optimization of logistics.

TESG

In terms of TESG, the Business Plan allocates approximately COP$1.7 trillion for the 2020-2024 period for social and environmental investment, aimed at closing social gaps and promoting the development and well-being of the communities where the Ecopetrol Group operates, with strategic projects expected in infrastructure, public services, education, sports and health, inclusive rural development and entrepreneurship and business development. Additionally, support will continue to be provided with resources in order to meet the COVID-19 pandemic needs of the communities and areas where the Ecopetrol Group operates.

Between US$100 million and US$150 million are expected to be allocated to the development of the Ecopetrol Group’s digital strategy, in order to capture benefits related to artificial intelligence technologies, block chain and bots, among others. Furthermore, we expect to invest between US$70 million and US$110 million in projects to increase the recovery factor, energy transition and strategic studies on water issues and new materials.

In connection with the Ecopetrol Group’s energy transition strategy, the Business Plan allocates investments of more than US$600 million in initiatives focused on the decarbonization agenda, among which stand out solar, wind and geothermal energy projects, followed by energy efficiency and fuel quality projects, among others. Similarly, in March 2021, intermediate and long-term emissions reduction goals and achievement plan were defined in line with the Ecopetrol Group’s growth strategy.

In 2021, the Ecopetrol Group also expects to consolidate its evaluation of opportunities associated with the hydrogen value chain and will seek to materialize partnerships in international agreements and with governments to identify business opportunities.

For more information on the TESG agenda see the section entitled “Technology, Environment, Social and Governance (TESG) Strategies and Initiatives” of our 2020 Annual Report.

Energy Transition

To acknowledge the risks and opportunities that transitioning to a low carbon economy implies for the Ecopetrol Group, we have defined four lines of action, including the aforementioned, to face the energy transition, as described below:

(i)	Continue strengthening the competitiveness of the oil and gas business: The Ecopetrol Group plans to gain resilience in the oil and gas portfolio, which is expected to continue to be our core activities until the peak in oil demand is reached, while increasing its commitment to new businesses resilient to the energy transition.

(ii)	Diversification of our business portfolio into low-carbon businesses: The Ecopetrol Group is exploring new business opportunities in the electricity value chain specifically in the energy transmission market as well as other potential future low-carbon businesses such as green hydrogen, carbon capture, utilization and storage (CCUS), nature-based solutions, among others, as long as they meet the Ecopetrol Group’s growth, cash protection, and capital discipline criteria.

(iii)	Achievement of decarbonization targets: Focused on accelerating and prioritizing energy efficiencies and reductions in carbon emissions the Ecopetrol Group plans on achieving the decarbonization goals mentioned in the section entitled “Technology, Environment, Social and Governance (TESG) Strategies and Initiatives” of our 2020 Annual Report. Such targets are aligned with the Ecopetrol Group’s objectives of reducing the carbon emissions associated with its operations, as well as reducing the vulnerability of its operation and infrastructure to climate change.

(iv)	Achievement of sustainability through the TESG strategy: The Ecopetrol Group’s TESG strategy places a clear focus on climate change (including decarbonization targets), water management, and territorial development as well as biodiversity, circular economy, health, safety and environmental (HSE) practices and diversity, leveraged on technology as a key enabler.

Oil and gas companies are evaluating options to reposition themselves along the energy value chain in new business segments aligned with the market trends towards decarbonization and electrification, such as renewable generation, commercialization, and services to end customers, among others. It is Ecopetrol’s view that the need to connect and integrate multiple points and types of generation will reinforce the role of transmission as an indispensable actor in the energy value chain, and a required enabler of the growth of clean generation and electrification.

The Acquisition is part of this strategy as we expect it will allow us to achieve a relevant position in a strategic sector for the energy transition. We believe the Acquisition positions us in a key link in the electricity business with strong prospects for future growth. For more information on the Acquisition, see the section entitled “ISA Acquisition.”

2021 Investment Plan

In December 2020, the Board of Directors approved between US$3.5 billion and US$4.0 billion for the 2021 investment plan at US$45/Bl Brent. The Ecopetrol Group expects to allocate 80% of these investments to projects in Colombia and the remainder to the positioning and development of the Ecopetrol Group’s operations in the United States and Brazil.

During the first half of 2021, the Ecopetrol Group invested a total of US$1.4 billion (COP 4.98 trillion) pursuant to its investment plan, which represents an increase of 4% as compared to the same period in 2020. Of the total investments, 69% were made in Colombia and 31% in the United States, Brazil, and Mexico. The Ecopetrol Group focused on increasing production and reserves, and consequently 77% of investments made were allocated to the upstream segment, while the remaining 23% was allocated to the midstream, downstream and corporate segments.

As outlined in our Business Plan, the Ecopetrol Group plans to produce between 700 thousand and 710 thousand barrels of oil equivalent per day during 2021. As of the date of this prospectus supplement, we currently estimate a production range for the Ecopetrol Group of between 690 and 700 thousand barrels of oil equivalent per day for the year 2021 (the lower band of our target) but we are implementing a plan that will seek to restore the growth path.

Recent Developments

Inter-Administrative SPA

On August 11, 2021, we signed the Inter-Administrative SPA with the Colombian government’s MHCP pursuant to which we agreed to acquire 51.4% of the outstanding shares of ISA from the MHCP for the Acquisition Price. The Acquisition was consummated on August 20, 2021.

To finance the Acquisition, on August 17, 2021, we entered into a US$4.0 billion loan agreement with Banco Santander, S.A., Citibank, N.A., JPMorgan Chase Bank, N.A. and The Bank of Nova Scotia (the “Acquisition Loan”). The Acquisition Loan (i) is payable at maturity on August 18, 2023 and (ii) bears an interest rate of 3-month LIBOR + 80 basis points. On August 20, 2021, US$3,672,000,000 was disbursed under that Acquisition Loan in connection with the closing of the Acquisition to fund the Acquisition Price. The Acquisition Loan was disbursable in one installment and as such the undisbursed amount is no longer available for disbursement.

We intend to use the net proceeds of this offering to prepay a portion of the Acquisition Loan, which we expect will ultimately reduce our refinancing risk. See “Use of Proceeds” for further details.

For more information on the Acquisition, see the section entitled “ISA Acquisition.”

Legal Proceedings

On July 21, 2021, Ecopetrol was named as defendant within a public action (acción popular). The acción popular was filed with the First Section of the Administrative Tribunal of Cundinamarca by Fundación Defensa de la Información Legal y Oportunidad – Dilo Colombia (“Fundación Dilo”). The complaint sought, among other things, to prevent the MHCP from selling its ownership stake in ISA to Ecopetrol unless a competitive bid was undertaken. Accordingly, Fundación Dilo as plaintiff requested preliminary injunctive relief to suspend all actions aimed to close the Acquisition. On July 28, 2021, Ecopetrol filed a statement in opposition to the such request for preliminary injunctive relief and, on August 6, 2021, formally filed its response to the acción popular. In its responses, Ecopetrol opposed the injunctive relief and the acción popular on the grounds that the claim has no legal basis. In its statement, Ecopetrol presented the technical, financial, and legal arguments that show that Fundación Dilo did not comply with the legal requirements for said preliminary injunctive relief measure to be granted. In addition, Ecopetrol argued that the potential sale of the Nation’s ownership in ISA does not contravene the Colombian legal regime. Furthermore, the consummation of the Acquisition is expected to generate benefits to both the Nation and Ecopetrol, and does not threaten or contravene any of the collective rights invoked by the claimant. The MHCP also filed a similar response. On September 13, 2021, the Cundinamarca Court rejected the plaintiff’s request for interim relief and scheduled a settlement hearing, which took place on September 28, 2021. The parties did not reach an agreement at the settlement hearing and, accordingly, the proceeding will continue to the discovery phase.  See “Risk Factors— Risk factors related to the Acquisition.”

Indebtedness

As of June 30, 2021, our outstanding loans and borrowings amounted to COP$50.1 trillion, or US$13.3 billion. Following disbursement of the Acquisition Loan and after giving effect to completion of the offering and application of the proceeds, our outstanding loans and borrowings would amount to COP$ , or US$ billion. See “Summary Selected Financial and Operating Data,” “Capitalization” and note 17 to our unaudited interim condensed consolidated financial statements as of June 30, 2021 and December 31, 2020 and for the six-month periods ended June 30, 2021 and 2020 included in the current report on Form 6-K furnished to the SEC on October 27, 2021 and incorporated by reference into this prospectus supplement.

Other

On September 16, 2021, the Office of the Comptroller General of the Republic of Colombia (the “control entity”) issued a press release regarding the opening of an Ordinary Process of Fiscal Responsibility PRF-80011-2018-33300 (the “Process”), claiming alleged damages to public finance of COP$942,795 million consisting of: US$21 million in unidentified expenses related to the expansion and modernization project of the Cartagena Refinery and the remaining amount in financing funds not reflected in executed expenses. Upon obtaining knowledge of the abovementioned press release, the Cartagena Refinery sent a communication to the control entity confirming the executed and planned expenses and requesting clarification as to what the control entity refers to as unidentified expenses, in order to prepare the corresponding explanations. The persons accused of alleged abuse of fiscal responsibility are the Chief Executive Officers as well as the Chief Financial Officers of the Cartagena Refinery from 2014 to 2019, among whom is the current Chief Financial Officer of Ecopetrol.  Except as noted above, the information related to the Process is reserved.

On August 27, 2021, our Board of Directors approved the framework for the Third Round of the Program for the Issuance and Placement of Common Stock (the “Program”), in accordance with Law 1118 of 2006 (“Law 1118”). As provided by Law 1118, to the extent any potential public offerings of common shares are carried out under the Program, the Nation will at all times continue to maintain at least 80% of the common equity interest of Ecopetrol. The Program contemplates a 5-year term during which we may carry out one or more public offerings of common shares for the specific purposes set forth therein. On October 13, 2021, the SFC approved the Program. Any offerings to be undertaken pursuant to the Program remain subject to approval by the SFC and any such approvals, if and when granted, do not imply any commitment or obligation on Ecopetrol to issue common shares.

On August 17, 2021, we entered into a committed line of credit for up to US$1.2 billion with Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Banco Santander, S.A., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation and The Bank of Nova Scotia, as lenders. Such committed line of credit has not been disbursed as of the date of this prospectus supplement.

THE OFFERING

The following is a brief summary of certain terms of the notes. For a more complete description of the terms of the notes, including the covenants and events of default contained in the indenture, see “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

Issuer	Ecopetrol S.A.

The 2031 Notes	US$1,250,000,000 aggregate principal amount of 4.625% notes due November 2, 2031, or the “2031 Notes.”

The 2051 Bonds	US$750,000,000 aggregate principal amount of 5.875% bonds due November 2, 2051, or the “2051 Bonds.”

Maturity	For the 2031 Notes: November 2, 2031. For the 2051 Bonds: November 2, 2051.

Interest

The 2031 Notes will bear interest from November 2, 2021, the date of original issuance of the notes at the rate of 4.625% per annum, payable semiannually in arrears on each interest payment date.

The 2051 Bonds will bear interest from November 2, 2021, the date of original issuance of the bonds at the rate of 5.875% per annum, payable semiannually in arrears on each interest payment date.

Interest Payment Dates	For the 2031 Notes: May 2 and November 2 of each year, commencing on May 2, 2022. For the 2051 Bonds: May 2 and November 2 of each year, commencing on May 2, 2022.

Repurchase of Notes upon a Change of Control Repurchase Event	We are required to make an offer to purchase all or any portion of notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Debt Securities” in the accompanying prospectus) at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts (as defined below) to but excluding the date of such purchase. See “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Repurchase Event” and “Risk Factors—Risk factors related to the notes—We may not be able to repurchase the notes upon a change of control repurchase event”.

Optional Redemption

At any time prior to August 2, 2031 (three months prior to the maturity date of the 2031 Notes), in the case of the 2031 Notes, and at any time prior to May 2, 2051 (six months prior to the maturity date of the 2051 Bonds), in the case of the 2051 Bonds, we may redeem any of the 2031 Notes or the 2051 Bonds, as the case may be, in whole or in part, at any time or from time to time, at our option, on at least 10 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2031 Notes or the 2051 Bonds, as the case may be, to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points with respect to the 2031 Notes or 50 basis points with respect to the 2051 Bonds, plus in each case accrued and unpaid interest on the principal amount of the 2031 Notes or the 2051 Bonds, as the case may be, to be redeemed and any Additional Amounts to but excluding the date of redemption.

At any time on or after August 2, 2031 (three months prior to the maturity date of the 2031 Notes), in the case of the 2031 Notes, and at any time on or after May 2, 2051 (six months prior to the maturity date of the 2051 Bonds), in the case of the 2031 Notes, we may redeem any of the 2031 Notes or the 2051 Bonds, as the case may be, in whole or in part, at any time and from time to time, on not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2031 Notes or the 2051 Bonds, as the case may be, being redeemed, plus in each case accrued and unpaid interest on the principal amount of the 2031 Notes or the 2051 Bonds, as the case may be, to be redeemed and any Additional Amounts to but excluding the date of redemption. See “Description of the Notes—Optional Redemption.”

Withholding Tax Redemption	In the event that, as a result of certain changes in law affecting Colombia or any political subdivision or taxing authority thereof or therein, we become obliged to pay Additional Amounts, the notes will be redeemable, as a whole but not in part, at our option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “Description of the Notes—Optional Redemption—Withholding Tax Redemption”.

Ranking	The notes will constitute our general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of our other present and future senior, unsecured and unsubordinated obligations that constitute our External Indebtedness (as defined in “Description of the Debt Securities” in the accompanying prospectus). As of June 30, 2021, we had indebtedness of COP$50.1 trillion, all of which was unsecured debt, which we recognize in our consolidated financial statements at its amortized cost, which corresponds to the present value of cash flows, discounted at the effective interest rate.

Use of Proceeds	We expect to receive net proceeds of approximately U.S.$1,995,500,000 from this offering, after paying the underwriters’ commission. We intend to use the net proceeds of this offering to prepay a portion of the outstanding principal amount under the Acquisition Loan of which U.S.$3,672,000,000 principal amount remains outstanding. The underwriters or certain of their affiliates are lenders under the Acquisition Loan that the company intends to repay with the proceeds from this offering (see “Underwriting – Other Relationships”). For additional information about the Acquisition Loan, see “Recent Developments––Inter-Administrative SPA”. In addition, we expect to use cash on hand to pay (x) accrued interest related to the Acquisition Loan, and (y) certain expenses related to this offering of notes totaling approximately U.S.$2,064,838.80.

Further Issues	We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities having the same terms (except for the issue date, the public offering price and the first interest payment date) and ranking equally and ratably with any series of the notes offered hereby in all respects, as described under “Description of the Notes—General”. Any additional debt securities having such similar terms, together with its corresponding series of the notes offered hereby, will constitute a single series of securities under the indenture.

Denomination and Form	We will issue the notes in the form of one or more fully registered global notes registered in the name of a nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./ N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

Taxation	For a summary of certain United States federal tax and Colombian tax considerations relating to the purchase, ownership and disposition of the notes, see “Taxation—U.S. Federal Income Tax Considerations” and “Taxation—Certain Colombian Tax Considerations”, respectively.

Trustee	The Bank of New York Mellon.

Listing	We intend to have the notes approved for listing on the NYSE.

Governing Law	New York.

Risk Factors	You should carefully consider the risk factors discussed beginning on page S-24, those set forth under “Risk Review —Risk Factor Summary” in our 2020 Annual Report, which is incorporated by reference in this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in the notes.

SUMMARY SELECTED FINANCIAL AND OPERATING DATA

The following table sets forth, for the periods and at the dates indicated, our summary historical financial data, which have been derived from our unaudited interim condensed consolidated financial statements, presented in Colombian pesos. The information included below and elsewhere in this prospectus supplement is not necessarily indicative of our future performance. The tables set forth below are derived from, and should be read in conjunction with, our unaudited interim condensed consolidated financial statements as of June 30, 2021 and December 31, 2020 and for the six-month periods ended June 30, 2021 and 2020 and the accompanying notes included in the current report on Form 6-K furnished to the SEC on October 27, 2021 and incorporated by reference into this prospectus supplement.

Our consolidated financial statements for the years ended December 31, 2020, 2019 and 2018 included in the 2020 Annual Report and incorporated by reference in this prospectus supplement were prepared in accordance with IFRS-IASB.

Our unaudited interim condensed consolidated financial statements for the six-month periods ended June 30, 2021 and 2020 were prepared in accordance with prepared in accordance with IAS 34 – “Interim Financial Reporting” as issued by the IASB.

	BALANCE SHEET
	As of June 30,		As of December 31,
	2021(1)	2021	2020
	(unaudited)
	(US$ in thousands, except for common share and dividends per share amounts)	(Pesos in millions, except for common share and dividends per share amounts)
Assets
Current assets
Cash and cash equivalents	1,336,701	5,021,544	5,082,308
Trade and other receivables, net	2,539,386	9,539,636	4,819,092
Inventories, net	1,910,561	7,177,346	5,053,960
Other financial assets	54,911	206,284	2,194,651
Current tax assets	1,481,357	5,564,971	3,976,295
Other assets	454,467	1,707,283	1,664,036
Non-current assets held for sale	14,006	52,613	44,032
Total current assets	7,791,389	29,269,677	22,834,374

Non-current assets
Trade and other receivables, net	196,531	738,303	676,607
Other financial assets	317,415	1,192,424	877,008
Investment in associates and joint ventures	881,530	3,311,616	3,174,628
Property, plant and equipment	18,468,509	69,380,093	66,508,338
Natural and environmental resources	8,847,189	33,235,969	31,934,159
Right-of-use assets	93,870	352,639	377,886
Intangible assets	156,626	588,394	555,043
Non-current tax assets	2,282,234	8,573,600	8,071,733
Goodwill	424,386	1,594,278	1,594,279
Other assets	301,528	1,132,741	1,090,114
Non-current assets	31,969,818	120,100,057	114,859,795
Total assets	39,761,207	149,369,734	137,694,169

	BALANCE SHEET
	As of June 30,		As of December 31,
	2021(1)	2021	2020

	(unaudited)
	(US$ in thousands, except for common share and dividends per share amounts)	(Pesos in millions, except for common share and dividends per share amounts)

Liabilities and Shareholders’ equity
Current liabilities
Loans and borrowings	1,417,066	5,323,448	4,923,346
Trade and other payables	2,598,070	9,760,093	8,449,041
Provision for employee benefits	512,689	1,926,005	2,022,137
Tax liabilities	186,544	700,785	1,243,883
Accrued liabilities and provisions	271,271	1,019,076	1,221,109
Other liabilities	150,936	567,021	391,771
Liabilities related to assets held for sale	8,848	33,240	31,156
Total current liabilities	5,145,426	19,329,668	18,282,443

Non-current liabilities
Loans and borrowings	11,908,691	44,737,022	41,808,408
Trade and other payables	4,349	16,336	21,064
Provision for employee benefits	2,930,928	11,010,528	10,401,530
Deferred tax liabilities	542,260	2,037,091	1,866,054
Accrued liabilities and provisions	3,097,202	11,635,166	11,206,621
Other liabilities	163,143	612,878	608,686
Total non-current liabilities	18,646,573	70,049,021	65,912,363
Total liabilities	23,791,999	89,378,689	84,194,806
Equity
Subscribed and paid in capital	6,665,496	25,040,067	25,040,067
Additional paid in capital	1,758,925	6,607,699	6,607,699
Reserves	2,828,097	10,624,229	9,635,136
Other comprehensive income	2,284,824	8,583,328	7,947,062
Retained earnings	1,472,451	5,531,516	669,900
Equity attributable to owners of parent	15,009,793	56,386,839	49,899,864
Non–controlling interest	959,415	3,604,206	3,599,499
Total equity	15,969,208	59,991,045	53,499,363

Total liabilities and shareholders’ equity	39,761,207	149,369,734	137,694,169

(1)	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of COP$3,756.67 to US$1.00, which was the Representative Market Rate at June 30, 2021, as reported and certified by the SFC.

		INCOME STATEMENT
	For the six-month period ended June 30,			For the year ended December 30,
	2021(1)	2021	2020	2020	2019

	(US$ in thousands)	(Unaudited) (Pesos in millions)
Revenue
Domestic sales	4,955,622	17,950,660	11,901,402	24,687,715	34,305,108
Foreign sales	5,181,292	18,768,104	11,740,511	25,535,678	37,183,404
Sales revenue	10,136,914	36,718,764	23,641,913	50,223,393	71,488,512
Cost of sales	(6,057,905)	(21,943,441)	(18,909,589)	(37,567,472)	(44,972,360)
Gross profit	4,079,009	14,775,323	4,732,324	12,655,921	26,516,152
Administrative expenses	(325,457)	(1,178,900)	(1,371,952)	(3,373,150)	(2,151,599)
Operations and project expenses	(320,575)	(1,161,213)	(1,120,624)	(2,586,016)	(2,631,754)
Recovery (impairment) of long–lived assets, net	951	3,446	(1,204,279)	(633,156)	(1,762,437)
Other operating income (expenses), net	(82,908)	(300,315)	1,411,374	1,118,166	1,056,796
Operating income	3,351,020	12,138,341	2,446,843	7,181,765	21,027,158
Financial results, net
Finance income	38,818	140,609	793,095	1,101,430	1,623,336
Finance expenses	(477,020)	(1,727,902)	(2,090,445)	(3,929,791)	(3,334,469)
Foreign exchange gain, net	28,608	103,627	32,991	346,774	40,639
	(409,594)	(1,483,666)	(1,264,359)	(2,481,587)	(1,670,494)
Share of profits of associates and joint ventures	31,813	115,236	61,965	76,336	366,904
Profit before income tax expense	2,973,239	10,769,911	1,244,449	4,776,514	19,723,568
Income tax expense	(1,005,266)	(3,641,359)	(908,951)	(2,038,661)	(4,718,413)
Net profit for the period/year	1,967,972	7,128,552	335,498	2,737,853	15,005,155
Net profit attributable to:
Owners of parent	1,807,407	6,546,938	(258,716)	1,586,677	13,744,011
Non–controlling interest	160,566	581,614	594,214	1,151,176	1,261,144
Net profit for the period/year	1,967,972	7,128,552	335,498	2,737,853	15,005,155

(1)	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the average exchange rate of COP$3,622.3 to US$1.00, which was the average Representative Market Rate from January 1, 2021 to June 30, 2021, as reported and certified by the SFC.

The following table presents our operating data for the periods indicated:

	OPERATING DATA
	For the six-month period ended June 30,		For the year ended December 31,
	2021	2020	2020	2019
Refining
Capacity(1)	404.8	404.8	404.8	404.8
Throughput(1)	362.1	321.6	322.0	375.8
Capacity utilization rate	89%	79%	80%	93%

Proved reserves*
Crude oil(2)	776.0	848.0	776.0	848.0
Natural gas(3)	2,636.4	2,662.0	2,636.4	2,662.0
Total oil and natural gas proved reserves(4)	1,296.8	1,365.0	1,296.8	1,365.0

Production(5)
Oil	520.1	570.9	554.7	591.6
Gas	148.3	135.2	142.3	133.5
Total Production	668.4	706.1	697.0	725.1
Employees	14,567	14,142	13,977	15,157

(1)	In thousands of barrels per day (bpd) at December 31 or June 30, as the case may be. See “Business Overview—Refining and Petrochemicals—Refining” in the 2020 Annual Report.
(2)	In millions of barrels at December 31 or June 30, as the case may be. See “Business Overview—Exploration and Production—Reserves” in the 2020 Annual Report.
(3)	In giga cubic feet (gcf) at December 31 or June 30, as the case may be. See “Business Overview—Exploration and Production—Reserves” in the 2020 Annual Report.
(4)	In millions of barrels of oil equivalent (boe) at December 31 or June 30, as the case may be. See “Business Overview—Exploration and Production—Reserves” in the 2020 Annual Report.
(5)	All production values are expressed in thousands of barrels of oil equivalent per day.

* Reserve data calculated at December 31; reserves information is calculated each year and is net after royalties. Third parties audit 99% of our total proved reserves.

ISA ACQUISITION

Overview

On August 11, 2021, we signed the Inter-Administrative SPA with the Colombian government’s MHCP pursuant to which we agreed to acquire 51.4% of the outstanding shares of ISA from the MHCP for the Acquisition Price. The Acquisition was consummated on August 20, 2021. We financed the Acquisition through the Acquisition Loan.

Although the Colombian government, through the MHCP, was the majority shareholder of ISA, as well as our largest shareholder, the Acquisition was structured and negotiated on an arm’s length basis. We and the Colombian government each engaged our own financial advisors and legal counsels for purposes of consummating the Acquisition. In addition, for purposes of determining ISA’s valuation, we engaged two experienced investment banking firms and a separate independent advisor to deliver a fairness opinion related to ISA’s valuation and our final purchase price proposal. Moreover, our Board of Directors, which is composed by a majority of independent members (8 of 9 members are independent), retained full oversight and autonomy to approve the Acquisition, with the non-independent member abstaining from determinations relating to the Acquisition. In line with the aforementioned, on March 25, 2021, our Board of Directors approved the establishment of a temporary special committee to help it evaluate the valuation of ISA, the price range and/or the price of the Acquisition. The committee was comprised of the following independent members of our Board of Directors: Carlos Gustavo Cano, Sergio Restrepo, Esteban Piedrahita and Santiago Perdomo, who chaired the committee. The Acquisition Price for our 51.4% acquired interest in ISA was unanimously approved on July 30, 2021 by our Board of Directors.

The Acquisition is part of our energy transition strategy as we expect it will allow us to achieve a relevant position in a strategic sector for the energy transition. We believe the Acquisition positions us in a key link in the electricity business with strong prospects for future growth. Through the Acquisition, we expect to reposition ourselves along the energy value chain by offering services such as electricity transmission and aligning ourselves with the market trends towards decarbonization and electrification.

We intend to use the net proceeds of this offering to prepay a portion of the Acquisition Loan, which we expect will ultimately reduce our refinancing risk. See “Use of Proceeds” for further details.

ISA’s Business Overview

ISA was founded as a joint stock company in Bogotá, Colombia, in 1967. Since then, it has grown into a multi-Latin corporate group operating in Colombia, Brazil, Peru, Chile, Bolivia, Argentina and Central America. ISA and its 48 subsidiaries operate and maintain electricity transmission networks, including the largest high voltage transmission network in Latin America, and are also involved in toll-road concessions, telecommunications, and information and communications technology (ICT) businesses.

In recent years, inorganic growth via acquisitions has been an important part of ISA’s business strategy. This includes the acquisitions of Piratininga Bandeirantes Transmissora de Energia S.A. (PBTE) (Brazil), Orazul Energy Group S.A.C. (Peru), Concesión Costera Cartagena Barranquilla S.A.S. (Colombia), Interligação Elétrica Norte e Nordeste S.A., Interligação Elétrica Sul S.A. and Transmissora Aliança de Energia Elétrica S.A. (Brazil). At the same time, in March 2021, ISA announced plans to sell off its telecommunications business through the sale of its subsidiary InterNexa S.A. (“InterNexa”). This is part of ISA’s strategy to optimize its portfolio, directing capital investments towards sustainable and efficient growth alternatives, and allowing the company to focus on businesses with risk-return profiles that are aligned with its long-term business strategy.

ISA’s Board of Directors is composed of a majority of independent directors. Specifically, ISA has seven independent members out of the nine that make up its current board, which is above the legal requirements and hence an example of ISA’s high corporate governance standards. ISA also has an experienced management team, with an average experience of over 25 years in the industries in which it operates. Similar to Ecopetrol, ISA has a proven track record on ESG matters, including its commitment to good governance and robust ethics policies; investments in local communities, social organizations and businesses; and focus on environmental protection programs and investments. As of December 31, 2020, approximately 80% of ISA’s operations were carbon neutral.

For the six months ended June 30, 2021, ISA’s energy transmission segment represented 76.5% (COP$3,985,321) of its total consolidated revenues from contracts with customers, including the effect of the periodic tariff review in Brazil, of COP$5,207,343 million, with its toll-road concession business representing 19.6% (COP$1,020,099) and its telecommunications business representing 3.9% (COP$201,923). For the six months ended June 30, 2021, ISA’s operations in Colombia represented 26.0% of its total consolidated revenues from contracts with customers, including the effect of the periodic tariff review in Brazil, with its operations in Brazil representing 34.9%, its operations in Peru representing 19.7%, and its operations in Chile representing 19%.

Historically, ISA’s dividend distribution practice has been to distribute profits annually. During the last five years, ISA has, on average, distributed 53% of its net income, net of adjustments on the remuneration of the Basic Network of the Existing System (which refers to those assets from CTEEP Brazil, older than fiscal year 2000).

Below we present a summary of ISA’s business segments.

Energy Transmission

ISA is the largest international energy transmission company in Latin America in terms of kilometers of electricity lines in operation, according to ISA’s internal calculation of the total kilometers of high-voltage network circuits of the energy transmission segment in each country in which ISA operates. The energy transmission companies of ISA operate and maintain a high-voltage transmission network in Colombia, Brazil, Bolivia, Peru and Chile, as well as some international interconnections that operate between Colombia–Ecuador and Ecuador–Peru. In Central America, the company holds a stake in Empresa Propietaria de la Red (EPR), a company incorporated under the laws of Panama and headquartered in San José, Costa Rica, which operates the Energy Interconnection System for the Countries of Central America (SIEPAC). In addition, ISA, through its subsidiaries, transmits 430,000 GWh annually, by means of 48,343 kilometers of high-voltage network circuits, which support the supply of energy in Latin America. As of June 30, 2021, ISA is in the process of constructing an additional 6,579 kilometers of high-voltage network circuits, which are expected to start operations in the near term. In addition, in Colombia, ISA’s subsidiary, XM Compañía Expertos en Mercados S.A. E.S.P. (“XM”), provides technology solutions, administers the commercial settlement system in the wholesale energy market in Colombia and monitors 28,213 kilometers of transmission lines that form part of the Sistema Interconectado Nacional (the National Interconnected System or the “SIN”). As of June 30, 2021, XM was in compliance with 100% of the indicators set forth by the Comisión de Regulación de Energía y Gas (the Commission for the Regulation of Energy and Gas or the “CREG”) in Colombia.

In countries where ISA is present, energy transmission is a regulated activity within the productive chain of the energy sector, and expansions are awarded to private investors through bidding processes. Therefore, legal and regulatory stability conditions in the countries where ISA operates directly affect ISA’s results of operations and financial condition. The revenues associated with the provision of energy transmission services are regulated and indexed to macroeconomic variables such as the Colombian peso to U.S. dollar exchange rate, the Producer Price Index (PPI), the Consumer Price Index (CPI) or the corresponding indexes in the different countries.

The following table sets forth certain metrics related to ISA’s energy transmission operations in Colombia as of June 30, 2021:

Colombia	As of June 30, 2021
Lines in operation (km)	13,222
Lines under construction (km)	1,962
Market share of lines in operation (%)(1)	68.95%
MVA in operation(2)	22,711
MVA under construction	1,800
Reliability (%)(3)	99.991%

(1)	Source: ISA’s internal calculation based on the total revenues of the energy transmission activity in each country in which ISA operated as of June 30, 2021.
(2)	MVA means megavolt amperes.
(3)	Reliability is calculated between January and June 2021, using energy not supplied (ENS) and the estimated demand in the transmission networks for the period according to the following formula: 1 – ENS/Estimated Demand (with information being provided by each transmission company within the ISA Group).

The following table sets forth certain metrics related to ISA’s energy transmission operations in Brazil as of June 30, 2021:

Brazil	As of June 30, 2021
Lines in operation (km)	20,734
Lines under construction (km)	3,739
Market share of lines in operation (%)(1)	10.82%
MVA in operation(2)	60,657
MVA under construction	12,477
Reliability (%)(3)	99.9999%
Concession agreements(4)	24
Expiration dates of concessions agreements	CTEEP (059/2001): December 2042
Subsidiaries
IE Serra do Japi (143/2001): December 2031
IEMG (004/2007): April 2037
IENNE (001/2008): March 2038
IEPinheiros (012/2008): October 2038
IESul (013/2008): October 2038
IEPinheiros (015/2008): October 2038
IESul (016/2008): October 2038
IEPinheiros (018/2008): October 2038
Evrecy (020/2008): July 2025
IE Serra do Japi (026/2009): November 2039
IEPinheiros (021/2011): December 2041
IEItaúnas (018/2017): February 2047
IETibagi (026/2017): August 2047
IEItaquerê (027/2017): August 2047
IEItapura (042/2017): August 2047
IEAguapeí (046/2017): August 2047
IEBiguaçu (012/2018): September 2048
IEItapura (021/2018): September 2048
Evrecy (001/2020): March 2050
IETibagi (006/2020): March 2050
IEMG (007/2020): March 2050
IERiacho Grande (005/2021): March 2051
Piratininga - PBTE (012/2016): November 2046

(1)	Source: ISA’s internal calculation based on the total revenues of the energy transmission activity in each country in which ISA operated as of June 30, 2021.
(2)	MVA means megavolt amperes.
(3)	Reliability is calculated between January and June 2021, using energy not supplied (ENS) and the estimated demand in the transmission networks for the period according to the following formula: 1 – ENS/Estimated Demand (with information being provided by each transmission company within the ISA Group).
(4)	Includes the concession agreements of CTEEP and its subsidiaries. Excludes Transmissora Aliança de Energia Elétrica S.A. and CTEEP´s jointly controlled companies.

The following table sets forth certain metrics related to ISA’s energy transmission operations in Peru as of June 30, 2021:

Peru	As of June 30, 2021
Lines in operation (km)	11,853
Lines under construction (km)	879
Market share of lines in operation (%)(1)	71.10%
MVA in operation(2)	13,240
MVA under construction	3,476
Reliability (%)(3)	99.998%
Concession Agreements	19
Expiration dates of concessions agreements	ETECEN – ETESUR Concession: September 2032
Mantaro – Socabaya transmission line and associated substations: February 2031
Chilca – La Planicie – Zapallal transmission line: June 2041
Independencia – Ica transmission line: June 2041
Zapallal – Trujillo transmission line: December 2042
Talara – Piura transmission line: May 2043
Pomacocha – Carhuamayo transmission line: September 2043
Trujillo – Chiclayo transmission line: July 2044
Machupicchu – Abancay – Cotaruse transmission line: August 2045
Mantaro – Montalvo transmission line and associated substations: November 2047
La Planicie – Industriales transmission line and associated substations: August 2047
Orcotuna substation: November 2047
Friaspata – Mollepata transmission line: August 2048
Carapongo substation: November 2047
Nueva Mantaro – Nueva Yanango - Carapongo connection: 2053(4)
Nueva Yanango – Nueva Huánuco connection: 2053(4)
Chincha substation: 2053(4)
Nazca substation: 2053(4)
Oroya – Carhuamayo – Paragsha – Antamina Derivation and
Aguaytía– Pucallpa transmission lines: April 2033

(1)	Source: ISA’s internal calculation based on the total revenues of the energy transmission activity in each country in which ISA operated as of June 30, 2021.
(2)	MVA means megavolt amperes.
(3)	Reliability is calculated between January and June 2021, using energy not supplied (ENS) and the estimated demand in the transmission networks for the period according to the following formula: 1 – ENS/Estimated Demand (with information being provided by each transmission company within the ISA Group).
(4)	Estimated expiration dates.

The following table sets forth certain metrics related to ISA’s energy transmission operations in Chile as of June 30, 2021:

Chile	As of June 30, 2021
Lines in operation (km)	1,948
Lines under construction (km)	-
Market share of lines in operation (%)(1)	11.68%
MVA in operation(2)	4,500
MVA under construction	-
Reliability (%)(3)	100%

(1)	Source: ISA’s internal calculation based on the total revenues of the energy transmission activity in each country in which ISA operated as of June 30, 2021.
(2)	MVA means megavolt amperes.
(3)	Reliability is calculated between January and June 2021, using energy not supplied (ENS) and the estimated demand in the transmission networks for the period according to the following formula: 1 – ENS/Estimated Demand (with information being provided by each transmission company within the ISA Group).

Toll Road Concessions

ISA designs, builds, operates, and maintains toll road infrastructure that connects millions of people in Chile and Colombia. As of June 30, 2021, ISA operated five toll road concessions, which covered a total of 860 kilometers in these two countries, and had 138 kilometers of new toll roads under construction. During the year ended December 31, 2020, 129.2 million vehicles traveled on roads operated by ISA.

The following table sets forth certain metrics related to ISA’s toll road concession operations in Chile as of June 30, 2021:

Chile	As of June 30, 2021
Roads in operation (km)	714
Roads under construction (km)	136
Market share of toll roads in operation (%)(1)	41.7%
Concessions	5
Expiration dates of concessions(2)	Ruta del Maipo: December 2032
Ruta del Bosque: August 2022
Ruta de la Araucanía: March 2026
Ruta de los Ríos: June 2025
Ruta del Loa: September 2058

(1)	Source: ISA’s internal calculation based on its public financial statements as of December 31, 2020, excluding Ruta del Maule.
(2)	The expiration dates of concessions may vary according to traffic and other conditions.

The following table sets forth certain metrics related to ISA’s toll road concession operations in Colombia as of June 30, 2021:

Colombia	As of June 30, 2021
Tranches in operation (km)	144
Tranches under construction (km)	2
Market share of toll roads in operation (%)(1)	1.82%
Concessions	1
Expiration date of concession(2)	Ruta Costera: September 2039

(1)	Source: ISA’s internal calculation based on public information from the Agencia Nacional de Infraestructura (Colombia´s Infrastructure Agency or the “ANI”).
(2)	The expiration date of the concession may vary according to traffic and other conditions.

Telecommunications and ICT

Within the telecommunications and ICT segment of its business, InterNexa and its subsidiaries provide connectivity services, managed services, cloud services, data center and security services to customers across Latin America. In 2020, they added a new line of services based on analytics and “Internet of Things” (IoT). These ISA subsidiaries also maintain a fiber optic network that totals more than 57,000 kilometers as of June 30, 2021, are present in 18 Internet Exchange Points and are ranked fifth in the top ten Internet Exchange Points worldwide based on traffic. In addition to existing data centers in Medellín, Bogotá and Río de Janeiro, one new data center was incorporated by ISA in Santiago during 2020.

ISA’s Results of Operations

ISA’s financial information presented in this report on Form 6-K has been prepared in accordance with Colombian IFRS. See “Recent Developments.”

The tables below present certain consolidated financial information about ISA as of and/or for the six months ended June 30, 2021 and 2020 and as of and/or for the years ended December 31, 2020, 2019 and 2018:

	As of or for the six-month period ended June 30,		As of or for the year ended December 31,
	2021	2020	2020	2019	2018

	(unaudited)
	(Colombian pesos in millions, except earnings per share which are in Colombian pesos)
Revenues from contracts with customers, including the effect of the periodic tariff review in Brazil	5,207,343	4,837,641	10,167,826	8,139,008	7,173,812
Net profit attributable to owners of parent	1,093,828	993,309	2,059,191	1,638,732	1,524,382
Dividends paid	910,776	305,881	1,252,876	1,169,797	1,863,562
Total debt	26,134,043	20,244,447	22,468,835	17,757,557	17,190,586
Earnings per share	987	897	1,859	1,479	1,376

The following table sets forth ISA’s consolidated capital expenditures by country for the six months ended June 30, 2021 and 2020 and the years ended December 31, 2020, 2019 and 2018:

	For the six months ended June 30,		For the year ended December 31,
	2021	2020	2020	2019	2018

	(unaudited)
	(Colombian pesos in millions)
Colombia	379,510	452,409	1,404,830	854,435	946,620
Brazil	1,590,315	391,814	899,586	707,681	357,574
Peru	452,887	409,231	1,611,048	371,635	431,256
Chile	231,582	530,109	1,026,896	660,036	694,335
Others	4,260	348	3,222	3,868	468
Total	2,658,554	1,783,911	4,945,582	2,597,655	2,430,253

Of the total capital expenditures noted in the “Total” line above, the following table provides a breakdown of the distribution of such capital expenditures by business unit for the six months ended June 30, 2021 and 2020 and the years ended December 31, 2020, 2019 and 2018:

	For the six months ended June 30,		For the year ended December 31,
	2021	2020	2020	2019	2018

	(unaudited)
Energy transmission	88.9%	87.5%	77.5%	87.9%	90.8%
Toll road concessions	9.0%	10.3%	20.8%	9.1%	6.6%
Telecommunications / IT	2.1%	2.2%	1.7%	3.0%	2.6%
Total	100%	100%	100%	100%	100%

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus supplement, in the accompanying prospectus and any documents incorporated by reference herein and, in particular, the risk factors described below, and in our 2020 Annual Report before deciding to invest in the notes. The risk factors described below and in our 2020 Annual Report are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, may also become important factors that affect us.

Risk factors related to the Acquisition

The financial and operating information related to ISA included in this prospectus supplement does not represent our consolidated financial position or results of operations following consummation of the Acquisition.

The financial and operating information relating to ISA prior to the Acquisition is presented in the “ISA Acquisition” section of this prospectus supplement. Such information does not reflect the effect of any potential adjustments that may occur once we consolidate ISA into our consolidated results of operations, and does not represent the actual or expected financial position or results of operations of the Ecopetrol Group after the consummation of the Acquisition. As such, investors should not rely on the financial or operating information of ISA included herein as indicative of our future consolidated results of operations.

The Acquisition may not achieve the intended benefits, which could adversely affect and/or disrupt our and ISA’s business and operations.

We may not be able to realize the anticipated benefits from the Acquisition in the anticipated amounts or within the anticipated timeframes or cost expectations or at all. The difficulties and risks associated with the Acquisition and realizing the benefits therefrom include:

• possible differences in the standards, controls, procedures, policies, corporate culture, labor unions and compensation structures of ISA and our company, which may lead to unanticipated delays, costs or inefficiencies, deterioration of employees relations, employee departures or difficulties upon consolidation;

• difficulties and delays in implementing our integration plan, which may result in us failing to achieve the anticipated synergies from the Acquisition in a timely manner or at all;

• inability to attract, retain and motivate key personnel, as current and prospective employees of either company may experience uncertainty about their future roles with us following the Acquisition;

• the possibility that we may have failed to discover actual or contingent liabilities of ISA during the due diligence investigation, for which we, as a successor or owner, may be responsible and for which we may not have received sufficient contractual guarantees or indemnities from the Colombian government’s MHCP;

• obligations that we may have to counterparties of ISA that arise as a result of the change in control of ISA; and

• the potential that we or ISA may be adversely affected by other economic, political, legislative, regulatory, business, competitive or other factors affecting our industries.

The occurrence of any of the foregoing may harm or be disruptive to our other businesses and our business such that our ability to realize the anticipated benefits of the Acquisition could be reduced or delayed, and our financial condition and results of operations could be materially adversely affected.

Moreover, the Acquisition could cause disruptions and create uncertainty surrounding our and ISA’s businesses and affect our and ISA’s relationships with customers, vendors, other business partners and employees. Some of our and ISA’s customers, vendors and other business partners may delay or defer decisions, seek to change the terms on which they do business or end their relationships with the relevant company, which could negatively affect the revenue, earnings and cash flows of either or both companies.

Thus, the integration may be unpredictable, or subject to delays or changed circumstances, and ISA may not perform in accordance with our expectations. We may fail to realize some or all of the anticipated benefits of the Acquisition as these were based on projections and assumptions about the ISA businesses, which may not materialize as or when expected or may prove to be inaccurate.

We have been and may in the future be subject to legal proceedings in connection with the Acquisition. Such legal proceedings could result in the unwinding of the Acquisition and/or claims for substantial damages and may divert management’s time and attention from our business.

On July 21, 2021, Ecopetrol was named as defendant within a public action (acción popular). The acción popular was filed with the First Section of the Administrative Tribunal of Cundinamarca (the “Cundinamarca Court”) by Fundación Defensa de la Información Legal y Oportunidad – Dilo Colombia (“Fundación Dilo”). The complaint sought, among other things, to prevent the MHCP from selling its ownership stake in ISA to Ecopetrol unless a competitive bid was undertaken. Accordingly, Fundación Dilo as plaintiff requested preliminary injunctive relief to suspend all actions aimed to close the Acquisition. On July 28, 2021, Ecopetrol filed a statement in opposition to the such request for preliminary injunctive relief and, on August 6, 2021, formally filed its response to the acción popular. In its responses, Ecopetrol opposed the injunctive relief and the acción popular on the grounds that the claim has no legal basis. In its statement, Ecopetrol presented the technical, financial, and legal arguments that show that Fundación Dilo did not comply with the legal requirements for said preliminary injunctive relief measure to be granted. In addition, Ecopetrol argued that the potential sale of the Nation’s ownership in ISA does not contravene the Colombian legal regime. Furthermore, the consummation of the Acquisition is expected to generate benefits to both the Nation and Ecopetrol, and does not threaten or contravene any of the collective rights invoked by the claimant. The MHCP also filed a similar response. On September 13, 2021, the Cundinamarca Court rejected the plaintiff’s request for interim relief and scheduled a settlement hearing, which took place on September 28, 2021. The parties did not reach an agreement at the settlement hearing and, accordingly, the proceeding will continue to the discovery phase Because the ISA Acquisition was consummated on August 20, 2021 we do not expect the court to issue any injunction in connection with the acción popular.  Furthermore, although we cannot offer any assurances, given that applicable law states that an acción popular may not result in the annulment of agreements, we do not believe the court will order the unwinding of the Acquisition.

This and potential future legal proceedings are subject to inherent uncertainties, and the actual costs to be incurred relating to legal proceedings may be impacted by unknown factors. The outcome of legal proceedings is necessarily uncertain, and we could be forced to expend significant resources in the course of this and potential future legal proceedings, and we may not prevail. Monitoring, defending against and pursuing legal actions can be time consuming for our management and detract from our ability to fully focus our internal resources on our business activities. Decisions adverse to our interests in the Fundación Dilo litigation and potential future litigations could result in us having to unwind the Acquisition, even though it is important to highlight that any such litigations could take years. For example, we currently estimate that the Fundación Dilo litigation could take approximately three years and other types of proceedings could take approximately six to ten years to complete, if not longer. If there is an order to unwind the transaction while Ecopetrol is the owner of the ISA shares acquired from the MHCP, a court may order Ecopetrol to return the ISA shares to the MHCP and the MHCP would have to reimburse Ecopetrol the purchase price paid for such shares and such reimbursement may be subject to delays and the MHCP’s ability to reimburse such purchase price. Although in the Inter-Administrative SPA, the MHCP and Ecopetrol agreed to a damages cap equivalent to the Acquisition purchase price and, based on Colombian jurisprudence, we believe an adverse decision in the Fundación Dilo litigation is unlikely, we cannot offer any assurance that this and any other legal proceeding could not result in the payment of substantial damages, which could have a material adverse effect on our financial position and results of operations. In addition, the uncertainty associated with this and any other legal proceeding could lead to increased volatility in the prices of our securities.

Risk factors related to the notes

The notes are effectively subordinated to the existing and future liabilities of our subsidiaries.

The notes will constitute our general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of our other present and future senior unsecured and unsubordinated obligations that constitute our External Indebtedness. The notes are not secured by any of Ecopetrol’s assets. Any future claims of secured lenders with respect to Ecopetrol’s assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

Ecopetrol’s subsidiaries are separate and distinct legal entities from Ecopetrol. Ecopetrol’s subsidiaries have no obligation to pay any amounts due on the notes or to provide Ecopetrol with funds to meet its payment obligations on the notes, whether in the form of dividends, distributions, loans, guarantees or other payments. In addition, any payment of dividends, loans or advances by Ecopetrol’s subsidiaries could be subject to statutory or contractual restrictions. Payments to Ecopetrol by its subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Ecopetrol’s right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if Ecopetrol is a creditor of any of its subsidiaries, its right as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by Ecopetrol. As of June 30, 2021, Ecopetrol had outstanding indebtedness of COP$48.7 trillion and subsidiaries of Ecopetrol had additional outstanding indebtedness of COP$1.4 trillion, which we recognize in our consolidated financial statements at its amortized cost, which corresponds to the present value of cash flows, discounted at the effective interest rate (using an exchange rate of COP$3,756.67 to U.S.$1.00 as of June 30, 2021). As of June 30, 2021, and after giving effect to the disbursement of the Acquisition Loan, the issuance of the notes and the use of proceeds therefrom, Ecopetrol had outstanding indebtedness of COP$63.9 trillion and subsidiaries of Ecopetrol had additional outstanding indebtedness of COP$1.4 trillion. None of the Ecopetrol indebtedness is secured, but the subsidiary indebtedness will rank effectively senior to the notes offered hereby.

The indenture does not restrict the amount of additional debt that we may incur or limit the granting of liens to secure indebtedness denominated in Pesos, and does not provide for cross acceleration of the notes to other indebtedness denominated in Pesos or for events of default in the event of insolvency or liquidation of any of our subsidiaries.

The notes and indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn. Furthermore, there are no limits to the liens we may grant to secure indebtedness denominated in Pesos. Therefore, payments under the notes will be effectively subordinated to any current or future secured Peso-denominated debt. In addition, the notes only cross accelerate to indebtedness which is not denominated in Pesos and do not contain as events of default the insolvency or liquidation of any of our subsidiaries. Additionally, involuntary filings against Ecopetrol under the bankruptcy or insolvency laws of certain jurisdictions, if filed, would not constitute events of default under the indenture governing the notes.

Our credit ratings may not reflect all risks of your investments in the notes and may adversely affect the rating and price of the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

We may not be able to repurchase the notes upon a change of control repurchase event.

Upon the occurrence of a change of control repurchase event as set forth in “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Repurchase Event”, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control repurchase event because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control repurchase event. Our failure to repurchase the notes upon a change of control repurchase event would cause a default under the indenture governing the notes. Any of our future debt agreements may contain similar provisions.

Holders of the notes are not able to effect service of process on us, our directors or executive officers within the United States, which may limit your recovery in any foreign judgment you obtain against us.

We are a mixed-economy company (sociedad de economía mixta) organized under the laws of Colombia. Most of our directors and executive officers reside outside the United States. All or a substantial portion of our assets and the assets of these persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us or these persons or to enforce against us or them in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the U.S. federal securities laws. Colombian courts determine whether to enforce a U.S. judgment predicated on the U.S. securities laws through a procedural system known as “exequatur”. For a description of these limitations, see “Enforcement of Civil Liabilities.”

We may claim immunity under the Foreign Sovereign Immunities Act with respect to actions brought against us under the U.S. securities laws and your ability to sue or recover may be limited under U.S. and Colombian law.

We reserve the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against us under United States federal securities laws or any state securities laws. Accordingly, you may not be able to obtain a judgment in a U.S. court against us unless the U.S. court determines that we are not entitled to sovereign immunity with respect to that action. Moreover, you may not be able to enforce a judgment against us in the United States except under the limited circumstances specified in the Foreign Sovereign Immunities Act. Under Colombian law, we are subject to sovereign immunity before the Colombian courts regarding some specific assets and legal proceedings. According to Colombian law these immunities cannot be waived, and you may not be able to enforce a judgment against us in Colombian courts with respect to those assets.

We are not required to disclose as much information to investors as a U.S. issuer is required to disclose.

We are subject to the reporting requirements set by Law 964 of 2005, Decree 2555 of 2010, the SFC and the BVC. The corporate disclosure requirements that apply to us may not be equivalent to the disclosure requirements that apply to a U.S. issuer and, as a result, you may receive less information about us than you would receive from a U.S. issuer.

An active trading market for the notes may not be sustained and changes in the financial markets or interest rates could adversely affect the market prices of the notes.

Each series of notes is an issuance of new securities with no established trading market. We intend to apply to have the notes approved for listing on the NYSE. Additionally, while the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue market-making activities in their sole discretion at any time without notice. In addition, their market-making activity will be subject to limits imposed by the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). We cannot assure you that any market for the notes will be developed or sustained. If an active market is not developed or sustained, the market price and liquidity of the notes may be adversely affected. If a market for the notes does not develop, holders may not be able to resell the notes for an extended period of time, if at all. In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

We may issue additional notes that are treated for non-tax purposes as a single series with each series of the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series from the notes offered hereby.

We may issue additional notes under the indenture that are treated for non-tax purposes as a single series with each series of notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series and not part of the same issue as each series of notes offered hereby. In such case, the additional notes of each series may be considered to have been issued with “original issue discount” for U.S. federal income tax purposes, which may affect the market value of each series of notes offered hereby since such additional notes may not be distinguishable for non-tax purposes from each series of notes offered hereby.

Because the notes are represented by global securities registered in the name of a depositary, you will not be a “holder” under the indenture and your ability to pledge the notes could be limited.

Because the notes are represented by global securities registered in the name of a depositary, you will not be a “holder” under the indenture and your ability to transfer or pledge the notes could be limited. The notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee for DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the global securities will not be entitled to receive physical delivery of notes in certificated form and will not be considered “holders” of the notes under the indenture for any purpose. Instead, owners must rely on the procedures of DTC and its participants to protect their interests under the indenture and to transfer their interests in the notes. Your ability to pledge your interest in the notes to persons or entities that do not participate in the DTC system may also be adversely affected by the lack of a certificate.

USE OF PROCEEDS

We expect to receive net proceeds of approximately U.S.$1,995,500,000 from this offering, after paying the underwriters’ commission. We intend to use the net proceeds of this offering to prepay a portion of the outstanding principal amount under the Acquisition Loan of which U.S.$3,672,000,000 principal amount remains outstanding. The underwriters or certain of their affiliates are lenders under the Acquisition Loan that the company intends to repay with the proceeds from this offering (see “Underwriting – Other Relationships”). For additional information about the Acquisition Loan, see “Recent Developments––Inter-Administrative SPA”. In addition, we expect to use cash on hand to pay (x) accrued interest related to the Acquisition Loan, and (y) certain expenses related to this offering of notes totaling approximately U.S.$2,064,838.80.

EXCHANGE RATES AND CONTROLS

Exchange Rates

On October 26, 2021, the Representative Market Rate was COP$3,769.98 per US$1.00. The Federal Reserve Bank of New York does not report a noon-buying rate for Pesos. The SFC calculates the Representative Market Rate based on the weighted averages of the buy/sell foreign exchange rates quoted daily by foreign exchange rate market intermediaries including financial institutions for the purchase and sale of U.S. dollars.

The following table sets forth the high, low, average and period-end exchange rate for Pesos/U.S. dollar Representative Market Rate for each of the last nine months.

	Exchange Rates
	High	Low	Average	Period-End
January 2021	3,636.91	3,420.78	3,494.53	3,559.46
February 2021	3,624.39	3,515.65	3,552.43	3,624.39
March 2021	3,736.91	3,534.62	3,617.00	3,736.91
April 2021	3,717.46	3,595.57	3,651.85	3,712.89
May 2021	3,846.28	3,655.74	3,741.96	3,715.28
June 2021	3,784.45	3,588.41	3,693.00	3,756.67
July 2021	3,918.49	3,748.50	3,832.24	3,867.88
August 2021	3,988.27	3,806.87	3,887.68	3,806.87
September 2021	3,851.22	3,753.30	3,820.28	3,834.68
October 2021 (through October 26, 2021)	3,812.77	3,725.75	3,772.87	3,769.98

Source: SFC.

Exchange Controls

Colombia has not had exchange controls since 1991. However, pursuant to Colombian foreign exchange regulations certain transactions must be conducted in the foreign exchange market and, in some cases, subject to registration before the Colombian Central Bank. In addition, the Colombian Government, as regulator of international investments, or the Colombian Central Bank, as foreign exchange regulator, have, periodically, in certain circumstances, imposed capital controls, including deposit requirements for borrowers in foreign currency. As of the date of this prospectus supplement, there are no exchange controls and borrowers currently have no deposit requirements in Colombia, but there can be no assurance that they will not exist in the future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization: (i) on an actual basis based on our consolidated financial statements as of June 30, 2021, prepared in accordance with IFRS-IASB; and (ii) on an adjusted basis to give effect to the disbursement of the Acquisition Loan and completion of the offering and application of the proceeds, as described under “Use of Proceeds”, of approximately US$1,995,500,000 (after giving effect to underwriting discounts but before expenses).

This table should be read in conjunction with the unaudited consolidated interim financial statements prepared in accordance with IFRS-IASB, as included in the current report on Form 6-K furnished to the SEC on October 27, 2021 and incorporated by reference into this prospectus supplement.

	As of June 30, 2021
	Actual, unaudited		As Adjusted
	(in thousands of US dollars)*	(in millions of Pesos)	(in thousands of US dollars)*	(in millions of Pesos)
Cash and cash equivalents (7)	1,336,701	5,021,544	1,332,201	5,004,640
Short-term liabilities – financial obligations
Ecopetrol Bonds – USD Denominated (1)	533,920	2,005,761	533,920	2,005,761
Ecopetrol Bonds – COP Denominated (2)	22,348	83,953	22,348	83,953
Ocensa Bonds – USD Denominated (3)	19,957	74,970	19,957	74,970
Ecopetrol Commercial Loans – USD Denominated (4)	318,201	1,195,377	318,201	1,195,377
Invercolsa Commercial Loans – COP Denominated	26,679	100,225	26,679	100,225
Ecopetrol Capital AG Commercial Loans – USD Denominated	4	15	4	15
Bicentenario Syndicated Loan (5)	63,625	239,018	63,625	239,018
Leases – COP Denominated	43,775	164,448	43,775	164,448
Leases – USD Denominated	17,707	66,521	17,707	66,521
Commercial loans from related parties – USD Denominated (6)	370,850	1,393,160	370,850	1,393,160
Total short term liabilities – financial obligations	1,417,066	5,323,448	1,417,066	5,323,448
Non-current liabilities – financial obligations
Ecopetrol Bonds – USD Denominated (1)	8,834,871	33,189,693	8,834,871	33,189,693
Ecopetrol Bonds – COP Denominated (2)	266,490	1,001,115	266,490	1,001,115
Notes due 2031 offered hereby	-	-	1,250,000	4,695,838
Bonds due 2051 offered hereby	-	-	750,000	2,817,503
Ocensa Bonds – USD Denominated (3)	482,620	1,813,043	482,620	1,813,043
Ecopetrol Commercial Loans – USD Denominated (4)	1,923,922	7,227,540	1,923,922	7,227,540
Invercolsa Commercial Loans – COP Denominated	67,001	251,700	67,001	251,700
Bicentenario Syndicated Loan (5)	124,353	467,155	124,353	467,155

	As of June 30, 2021
	Actual, unaudited		As Adjusted
	(in thousands of US dollars)*	(in millions of Pesos)	(in thousands of US dollars)*	(in millions of Pesos)
Leases – COP Denominated	168,016	631,181	168,016	631,181
Leases – USD Denominated	41,418	155,595	41,418	155,595
Acquisition Loan(7)	–	–	1,672,000	6,281,152
Total non-current liabilities – financial obligations	11,908,691	44,737,022	15,580,691	58,531,514
Equity	15,969,208	59,991,045	15,969,208	59,991,045
Total capitalization (8)	29,294,965	110,051,515	32,966,965	123,846,007

* Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of COP$3,756.67 to US$1.00, which is the Representative Market Rate at June 30, 2021, as reported and certified by the SFC.

(1)	Corresponds to the 5.875% notes due 2023; 4.125% notes due 2025; 7.375% notes due 2043; the 5.875% notes due 2045; the 5.375 % notes due 2026 and the 6.875% notes due 2030.

(2)	Corresponds to local bonds issued in 2010 and 2013.

(3)	Corresponds to the 4.000% notes due 2027 issued by Oleoducto Central S.A. issued under Rule 144A and Regulation S under the Securities Act.

(4)	Includes the following: (i) US Exim Direct Loan Agreement; (ii) Commercial Facility Agreement with four international banks and an Export Credit Agency; (iii) SACE Facility Agreement with three international banks; (iv) EKN Facility Agreement with one international bank; and (v) US Exim Guaranteed Facility with one international bank. These facilities are related to the modernization project of our subsidiary Refinería de Cartagena S.A., assumed by Ecopetrol in 2017. It also includes a committed Facility with a group of international banks that was disbursed in 2020.

(5)	Corresponds to the loan Oleoducto Bicentenario de Colombia S.A.S entered into with a syndicate of local banks in July 2012 due in July 2024.

(6)	Deposits held by Equion in Ecopetrol Capital AG.

(7)	Reflects prepayment of U.S.$2,000,000,000 of the outstanding U.S.$3,672,000,000 principal amount under the Acquisition Loan using the net proceeds of this offering of approximately U.S.$1,995,500,000 plus U.S.$4,500,000 of cash on hand.

(8)	Includes total current liabilities – Financial obligations plus total non-current liabilities – financial obligations and equity.

Since June 30, 2021, there has not been any material change to our total capitalization except for (a) the disbursement of the Acquisition Loan, and (b) the 2031 Notes and the 2051 Bonds offered hereby which are expected to be issued on November 2, 2021.

DESCRIPTION OF THE NOTES

The following description of the terms of the notes supplements and modifies the description of the general terms and provisions of debt securities and the indenture set forth in the accompanying prospectus, which you should read in conjunction with this prospectus supplement. In addition, we urge you to read the indenture relating to the notes because they will define your rights as holders of the notes. If the description of the terms of the notes in this prospectus supplement differs in any way from that in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. You may obtain copies of the indenture upon written request to the trustee or with the SEC at the addresses set forth under “Where You Can Find More Information.”

The Indenture

The notes are to be issued under an indenture, dated as of July 23, 2009 (the “base indenture”), as amended by Amendment No. 1 to the Indenture, dated as of June 26, 2015, between Ecopetrol, as issuer, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (as amended, the “indenture”). The base indenture provides that, without the consent of Holders of securities, Ecopetrol may enter into one or more amendments to the base indenture for the purpose of adding, changing, or eliminating any of the provisions of the base indenture in respect of one or more series of the securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such amendment to the indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become more effective only when there is no such security outstanding. Pursuant to the terms of the base indenture, Ecopetrol is amending certain provisions of the base indenture and related definitions, with such amendments applying only to securities that are part of a series created on or after the date of this amendment to the base indenture.

The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the indenture, including the definitions of certain terms contained in the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof. Capitalized terms not defined in this section of the prospectus supplement have meanings as set forth in the indenture.

General

The 2031 Notes

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus supplement as the “senior notes”.

The 2031 Notes due November 2, 2031, which are referred to in this prospectus supplement as the “2031 Notes”, will constitute a single series of senior notes under the indenture. The 2031 Notes will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the 2031 Notes series and issue additional notes of the same series.

The 2031 Notes will bear interest at the rate per annum shown above from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, payable semiannually on May 2 and November 2 of each year, each of which is referred to in this prospectus supplement as an “interest payment date”, commencing on May 2, 2022 to the persons in whose names the 2031 Notes are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the 2031 Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the 2031 Notes is November 2, 2031. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The 2031 Notes will not be subject to any sinking fund.

In the case of amounts not paid by Ecopetrol under the 2031 Notes, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the 2031 Notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

The 2051 Bonds

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus supplement as the “senior notes”.

The 2051 Bonds due November 2, 2051, which are referred to in this prospectus supplement as the “2051 Bonds”, will constitute a single series of senior notes under the indenture. The 2051 Bonds will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the 2051 Bonds series and issue additional notes of the same series.

The 2051 Bonds will bear interest at the rate per annum shown above from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, payable semiannually on May 2 and November 2 of each year, each of which is referred to in this prospectus supplement as an “interest payment date”, commencing on May 2, 2022 to the persons in whose names the 2051 Bonds are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the 2051 Bonds will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the 2051 Bonds is November 2, 2051. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The 2051 Bonds will not be subject to any sinking fund.

In the case of amounts not paid by Ecopetrol under the 2051 Bonds, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the 2051 Bonds, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

The 2031 Notes, together with the 2051 Bonds, are collectively, or individually as the context requires, referred to in this section as the “notes”.

General Covenants

The indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “Description of the Debt Securities—Merger and Consolidation” in the accompanying prospectus, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the notes.

Additional Amounts

In the event that, as a result of certain changes in law affecting Colombian withholding taxes, Ecopetrol becomes obliged to pay Additional Amounts (as defined below), the notes will be redeemable, as a whole but not in part, at Ecopetrol’s option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “Description of the Debt Securities—Withholding Tax Redemption” in the accompanying prospectus.

Change of Control

We are required to make an offer to purchase all or any portion of notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event (as defined in the accompanying prospectus) at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to, but excluding, the date of such purchase.

Book-Entry Issuance

Each book-entry note will be represented by one or more global notes in fully registered form, registered in the name of The Depository Trust Company, which is referred to in this prospectus supplement as “DTC” or the “depositary”, or its nominee. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “Description of the Debt Securities— Form, Denomination and Registration” in the accompanying prospectus.

Book-entry notes may be transferred or exchanged only through the depositary. See “Description of the Debt Securities—Form, Denomination and Registration”. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 240 Greenwich Street, Floor 7 East, New York, New York.

Neither Ecopetrol nor the trustee will charge a service charge for any registration of transfer or exchange of notes, but Ecopetrol may require payment of a sum sufficient to cover any tax or other governmental charge that may he imposed in connection with the transfer or exchange (other than exchanges pursuant to the indenture not involving any transfer).

Government Responsibility

Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not and will not be responsible for Ecopetrol’s obligations under the senior debt securities, including the notes, or the indenture.

Payments

Ecopetrol will make payments of principal, and premium, if any, and interest on book-entry notes through the trustee to the depositary. See “Description of the Debt Securities—Form, Denomination and Registration” in the accompanying prospectus. In the case of certificated notes (which will only be issued in the circumstances described below under “Description of the Debt Securities—Form, Denomination and Registration” in the accompanying prospectus), Ecopetrol will pay the principal and premium, if any, due on the maturity date in immediately available funds upon presentation and surrender by the holder of the notes at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 240 Greenwich Street, Floor 7 East, New York, New York. Ecopetrol will pay interest due on the maturity date of a certificated note to the person to whom payment of the principal and premium, if any, will be made. Ecopetrol will pay interest due on a certificated note on any interest payment date other than the maturity date by check mailed to the address of the holder entitled to the payment as the address shall appear in the note register of Ecopetrol. Notwithstanding the foregoing, a holder of US$10.0 million or more in aggregate principal amount of certificated notes will be entitled to receive interest payments, if any, on any interest payment date other than the maturity date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 calendar days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the holder. Any interest not punctually paid or duly provided for on a certificated note on any interest payment date other than the maturity date will cease to be payable to the holder of any note as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated note is registered at the close of business on a special record date for the payment of the defaulted interest that is fixed by Ecopetrol, written notice of which will be given to the holders of the notes not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.

Form, Denomination and Registration

See “Description of the Debt Securities—Form, Denomination and Registration” in the accompanying prospectus.

Information Relating to the Depositary. The following is based on information furnished by the depositary:

The depositary will act as the depositary for the notes. The notes will be issued as fully registered senior notes registered in the name of Cede & Co., which is the depositary’s partnership nominee. Fully registered global notes will be issued for the notes, in the aggregate principal amount of the issue, and will be deposited with the depositary. For further information on the depositary, see “Description of the Debt Securities—Information Relating to the Depositary” in the accompanying prospectus.

Certain Covenants

The indenture provides that the covenants set forth below are applicable to Ecopetrol.

Payment of Principal and Interest. Ecopetrol will duly and punctually pay the principal of and any premium and interest and other amounts (including any Additional Amounts in the event withholding and other taxes are imposed in Colombia) on the notes in accordance with the notes and the indenture.

Maintenance of Corporate Existence. Ecopetrol will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless the Board of Directors determines (based on appropriate shareholder authorization, if necessary) that preserving Ecopetrol’s corporate existence is no longer desirable in the conduct of Ecopetrol’s business and is not disadvantageous in any material respect to holders.

Ranking. Ecopetrol will ensure that the notes will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations of Ecopetrol that constitute External Indebtedness (other than obligations preferred by statute or by operation of law).

Statement by Officers as to Default and Notices of Events of Default. Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

Provision of Financial Statements and Reports. In the event that Ecopetrol files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Colombia, the United States or elsewhere, Ecopetrol will furnish a copy of the statements or reports to the trustee within 15 days of the date of filing or the date the information is published or otherwise made publicly available.

Ecopetrol will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of Ecopetrol’s activities has been made during the period covered by such financial statements with a view to determining whether Ecopetrol has kept, observed, performed and fulfilled its covenants and agreements under the indenture; and (ii) that no event of default, or event which with the giving of notice or passage of time or both would become an event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default or other event.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including Ecopetrol’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Money for Securities Payments to Be Held in Trust. If Ecopetrol will at any time act as its own paying agent with respect to any notes, it will, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to any of notes, segregate and hold in trust for the benefit of the persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the notes are payable (except as otherwise specified pursuant to Section 301 of the indenture for the notes) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and shall promptly notify the trustee of its action or failure so to act. Whenever Ecopetrol will have one or more paying agents for any notes, it will, on or prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to any notes, deposit with any paying agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the persons entitled thereto, and (unless such paying agent is the trustee) Ecopetrol will promptly notify the trustee of its action or failure so to act.

Ecopetrol will cause each paying agent for any notes (other than the trustee) to execute and deliver to the trustee an instrument in which such paying agent shall agree with the trustee, subject to the provisions of Section 1003 of the indenture, that such paying agent shall:

(1)             hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to notes in trust for the benefit of the persons entitled thereto until such sums will be paid to such persons or otherwise disposed of as provided in or pursuant to the indenture, and Ecopetrol will have no proprietary or other interest whatsoever in such amounts; and so long as the trustee or such paying agent holds the funds so deposited and such funds are available to holders of the notes entitled thereto in accordance with the terms of the notes and the indenture and holders of the notes are not prevented from claiming such funds in accordance with the terms of the notes and the indenture, Ecopetrol will not be considered to have defaulted in its obligation to make payment of such amounts on the date on which such amounts become due and payable;

(2)             give the trustee notice of any default by Ecopetrol (or any other obligor upon the notes) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the notes; and

(3)             at any time during the continuance of any such default, upon the written request of the trustee, forthwith pay to the trustee all sums so held in trust by such paying agent.

Ecopetrol may at any time, for the purpose of obtaining the satisfaction and discharge of the indenture or for any other purpose, pay, or by company order direct any paying agent to pay, to the trustee all sums held in trust by Ecopetrol or such paying agent, such sums to be held by the trustee upon the same terms as those upon which such sums were held by Ecopetrol or such paying agent; and, upon such payment by any paying agent to the trustee, such paying agent will be released from all further liability with respect to such sums.

Except as otherwise provided in the notes or in the indenture, any money deposited with the trustee or any paying agent, or then held by Ecopetrol, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any note and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts will have become due and payable shall be paid to Ecopetrol on company request, or (if then held by Ecopetrol) will be discharged from such trust; and the holder of such note shall thereafter, as an unsecured general creditor, look only to Ecopetrol for payment thereof, and all liability of the trustee or such paying agent with respect to such trust money, and all liability of Ecopetrol as trustee thereof, will thereupon cease; provided, however, that the trustee or such paying agent, before being required to make any such repayment, may at the expense of Ecopetrol cause to be published once, in an authorized newspaper in each place of payment for such series or to be mailed to holders of registered notes of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such publication or mailing nor will it be later than two years after such principal and any premium or interest or Additional Amounts will have become due and payable, any unclaimed balance of such money then remaining will be repaid to Ecopetrol.

Waiver of Certain Covenants. Ecopetrol may omit in any particular instance to comply with any term, provision or condition set forth in Section 1002 of the indenture, inclusive with respect to the notes if before the time for such compliance the holders of at least a majority in principal amount of the outstanding notes, by act of such holders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Ecopetrol and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

Limitation on Liens. Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the notes (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1.            Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2.            Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3.            Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4.            Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5.            Liens existing as of the date of original issuance of the notes;

6.            Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7.            Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

8.            Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9.            Liens to secure the notes;

10.          (i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11.          Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12.          Liens securing Internal Indebtedness;

13.          Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property);

14.          Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15.          Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16.          Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17.          Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18.          Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19.          Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or (y) the Fair Market Value of the property securing such Indebtedness.

Repurchase of Notes upon a Change of Control Repurchase Event. Ecopetrol must commence, within 30 days of the occurrence of a Change of Control Repurchase Event, and consummate an offer to purchase (“Offer to Purchase”) all notes then outstanding, at a purchase price equal to 101% of the principal amount of the notes on the date of repurchase, plus accrued interest (if any) to the date of purchase. Ecopetrol is not required to make an Offer to Purchase following a Change of Control Repurchase Event if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this covenant if it were made by Ecopetrol and such third party purchases (for the consideration referred to in the immediately preceding sentence) the notes validly tendered and not withdrawn. Prior to the mailing of the notice to holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control Repurchase Event, Ecopetrol covenants to (i) repay in full all indebtedness of Ecopetrol that would prohibit the repurchase of the notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of Ecopetrol to permit the repurchase of the notes. Ecopetrol shall first comply with the covenant in the preceding sentence before it repurchases notes upon a Change of Control Repurchase Event pursuant to this covenant.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and other applicable securities laws or regulations in connection with making an offer to purchase notes upon the occurrence of a Change of Control Repurchase Event. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of our compliance with such securities laws or regulations.

There can be no assurance that Ecopetrol will have sufficient funds available at the time of any Change of Control Repurchase Event to make the repurchases of notes required by the foregoing covenant (as well as by any covenant contained in other securities of Ecopetrol which might be outstanding at the time).

Additional Amounts. Pursuant to the indenture, all payments to be made in respect of the notes are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”), except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the notes or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”).

Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the notes or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law.

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i).          any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the notes);

(ii).         any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii).        any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent (a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv).        any Tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the note been presented during such 15-day period);

(v).         any Tax payable other than by withholding or deduction from payments of principal or of interest on the note;

(vi).        any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

(vii).       any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code; or

(viii).      any combination of the circumstances described in clauses (i) through (vii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol shall provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the notes and the sale or transfer of the notes (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the notes and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

We will not be permitted to redeem the 2031 Notes nor the 2051 Bonds before their respective stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund – meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, except as set forth above under “—Repurchase of Notes upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase neither your 2031 Notes nor your 2051 Bonds from you before the stated maturity.

Optional Redemption

We will have the right to redeem any of the 2031 Notes or the 2051 Bonds, as the case may be, in whole or in part, at any time or from time to time prior to August 2, 2031, in the case of the 2031 Notes, or May 2, 2051, in the case of the 2051 Bonds, at our option, on at least 10 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2031 Notes or the 2051 Bonds, as the case may be, to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points with respect to the 2031 Notes or 50 basis points with respect to the 2051 Bonds, plus in each case accrued and unpaid interest on the principal amount of the 2031 Notes or the 2051 Bonds, as the case may be, to be redeemed and any Additional Amounts to, but excluding, the date of redemption.

At any time on or after August 2, 2031 (three months prior to the maturity date of the 2031 Notes), in the case of the 2031 Notes, and at any time on or after May 2, 2051 (six months prior to the maturity date of the 2051 Bonds), in the case of the 2051 Bonds, we may redeem any of the 2031 Notes or the 2051 Bonds, as the case may be, in whole or in part, at any time and from time to time, on not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the 2031 Notes or the 2051 Bonds, as the case may be, being redeemed, plus any interest accrued but not paid to, but excluding, the date of redemption.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if we obtain fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc. or their affiliates which are primary United States government securities dealers and three other leading primary United States government securities dealers in New York City reasonably designated by us; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefore another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding such redemption date.

Withholding Tax Redemption

The notes may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to 100% of the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the notes, if such change or amendment is announced and becomes effective on or after the issuance of the notes and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Prior to the giving of notice of redemption of such notes pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the notes that have been redeemed.

Open Market Purchases

Ecopetrol or any of its Subsidiaries may at any time purchase any note in the open market or otherwise at any price.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities (including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the notes and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the notes, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such notes equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “event of default” means any one of the following events with respect to the notes:

1.          default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2.          default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3.          default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenant or warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the notes and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the respective series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4.          any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the notes, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of US$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5.          the entry by a court having competent jurisdiction of one or more final and non- appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6.          Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7.          the entry by a court having competent jurisdiction of:

(a)          a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b)          a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c)          a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8.          the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an event of default with respect to the notes at the time outstanding (other than an event of default specified in clause (7) or (8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of the notes, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding notes, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1.          Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay (i) all overdue installments of interest on the notes and any Additional Amounts payable with respect thereto, and (ii) all fees and expenses incurred by the trustee in accordance with the indenture in connection with the Event of Default that gave rise to the acceleration by the Holders and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest thereon; and

2.          all events of default with respect to the notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission granted shall affect any subsequent default or Event of Default or impair any right consequent thereon.

Meetings of Noteholders

See “Description of the Debt Securities—Meeting of Noteholders” in the accompanying prospectus.

Modification and Waiver

See “Description of the Debt Securities—Modification and Waiver” in the accompanying prospectus.

Listing

Ecopetrol intends to apply to have the notes approved for listing on the NYSE.

Notices

Except as otherwise expressly provided in or pursuant to the indenture, where the indenture provides for notice to holders of notes of any event, such notice shall be sufficiently given to holders of registered notes if in writing and mailed, first-class postage prepaid, to each holder of a registered note affected by such event, at his address as it appears in the security register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to holders of registered notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a registered note shall affect the sufficiency of such notice with respect to other holders of registered notes. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the trustee shall constitute a sufficient notification for every purpose under the indenture.

Where the indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of notes shall be filed with the trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the trustee shall not be liable for any loss, liability or expense of any kind incurred by Ecopetrol or the holders due to the trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the gross negligence or willful misconduct of the trustee, it being understood that the failure of the trustee to verify or confirm that the person providing the instructions or directions, is in fact, an authorized person does not constitute gross negligence or willful misconduct.

Unclaimed Amounts

Any money deposited with the trustee or paying agent or held by Ecopetrol, in trust, for the payment of principal, premium, interest or any Additional Amounts, that remains unclaimed for two years after such amount becomes due and payable shall be paid to Ecopetrol on its request or, if held by Ecopetrol, shall be discharged from such trust. The holder of the notes will look only to Ecopetrol for payment thereof, unless an abandoned property law designates another person, and all liability of the trustee, paying agent or of Ecopetrol, as trustee, shall thereupon cease.

Certain Definitions

See “Description of the Debt Securities—Certain Definitions” in the accompanying prospectus.

Discharge, Defeasance and Covenant Defeasance

See “Description of the Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus.

Currency Indemnity

Any amount received or recovered by a holder of a note on or under the notes or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars shall constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a note, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such note, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a note to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such note). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a note and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any note.

Waiver of Immunity

Ecopetrol shall irrevocably waive, to the fullest extent permitted by applicable law, any immunity (including sovereign immunity) from suit, action, proceeding or jurisdiction to which it might otherwise be entitled in any such suit, action or proceeding in any U.S. federal or New York State court in the Borough of Manhattan, The City of New York, or in any competent court in Colombia; except as provided under (i) Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo), as amended by Article 87 of Law 2080 of 2021; and (ii) Articles 593, 594 and 595 et al of Law 1564 of 2012 (Código General del Proceso), pursuant to which the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment; provided, however, that under the laws of Colombia, any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo), as amended by Articles 80, 81 and 87 of Law 2080 of 2021. Under the laws of Colombia, the regulations that govern statutes of limitations and other time limits for any suit, action, proceeding or jurisdiction may not be waived by Ecopetrol. In addition, to the extent that Ecopetrol or any of its revenues, assets or properties will be entitled, in any jurisdiction, to any immunity from setoff, banker’s lien, attachment or any similar right or remedy, and to the extent that there will be attributed, in any jurisdiction, such an immunity, the Ecopetrol irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with the indenture and the notes. Ecopetrol reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976, as amended, with respect to any action brought against it under the United States federal securities laws or any state securities laws.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York except that the laws of Colombia will govern all matters relating to authorization and execution of the indenture and the notes.

Submission to Jurisdiction; Agent for Service of Process

Under the indenture, Ecopetrol has consented and agreed to submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions or proceedings instituted in connection with the notes or the indenture. Ecopetrol has appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as its authorized agent upon which service of process may be served in any such action relating to the notes or the indenture.

Regarding the Trustee

The trustee is permitted to engage in other transactions with Ecopetrol and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default, or else resign.

Ecopetrol may at any time remove the trustee at its office or agency in the City of New York designated for the foregoing purposes and may from time to time rescind such designations.

No Personal Liability of Shareholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Ecopetrol in such indenture, or in any of the notes or because of the creation of any indebtedness represented thereby, shall be had against any shareholder, officer, director, employee or controlling person of Ecopetrol or of any successor thereof.

TAXATION

U.S. Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes. Except where otherwise noted, this discussion applies only to U.S. Holders (as defined below) of notes that purchase the notes at the initial issue price indicated on the cover of this prospectus supplement and that hold the notes as “capital assets” (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing final, temporary and proposed U.S. Treasury regulations, administrative pronouncements by the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as of the date hereof and all of which are subject to change (possibly on a retroactive basis) and to different interpretations.

This discussion does not purport to address all U.S. federal income tax consequences that may be relevant to a particular holder and holders are urged to consult their own tax advisors regarding their specific tax situations. The discussion does not address the tax consequences that may be relevant to holders subject to special tax rules, including, for example:

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect the mark-to-market method of accounting with respect to their securities holdings;

•	banks or other financial institutions;

•	partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes;

•	U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	U.S. expatriates; or

•	holders that hold the notes as part of a hedge, straddle, conversion or other integrated transaction.

Further, this discussion does not address any U.S. federal estate and gift tax consequences, alternative minimum tax consequences, Medicare tax on net investment income consequences or any state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of the notes.

As used herein, the term “U.S. Holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has an election in effect under current U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor as to the consequences to it of acquisition, ownership and disposition of the notes.

Characterization of the Notes

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. Our obligation to pay such excess amounts may cause the IRS to take the position that the notes are “contingent payment debt instruments” for U.S. federal income tax purposes. If the IRS is successful in such an assertion, the timing and amount of income included and the character of gain recognized with respect to the notes would likely be different from the consequences discussed herein. Notwithstanding this possibility, we do not believe that the notes are contingent payment debt instruments, and, consequently, we do not intend to treat the notes as contingent payment debt instruments. Such determination by us is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

Stated Interest

Payments of stated interest to a U.S. Holder on a note, including any amount withheld in respect of any taxes and any Additional Amounts, will be includible in such U.S. Holder’s gross income as ordinary interest income at the time such payments are received or accrued in accordance with such U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes. In addition, interest on the notes will be treated as foreign source income for U.S. federal income tax purposes and generally will constitute “passive category” income for most U.S. Holders. Subject to generally applicable restrictions and conditions (including a minimum holding period requirement), a U.S. Holder generally will be entitled to a foreign tax credit in respect of any foreign income taxes withheld on interest payments on the notes. Alternatively, the U.S. Holder may deduct such taxes in computing taxable income for U.S. federal income tax purposes provided that the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued for the relevant taxable year. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange or Other Taxable Disposition

Upon the sale, exchange or other taxable disposition (including a redemption) of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition (other than accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to the U.S. Holder. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year at the time of its sale, exchange or other taxable disposition. Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Any gain or loss realized on the sale, exchange or other taxable disposition of a note generally will be treated as U.S. source gain or loss, as the case may be. If any gain from the sale, exchange or other taxable disposition of a note is subject to foreign income tax, a U.S. Holder may not be able to credit such tax against its U.S. federal income tax liability under the U.S. foreign tax credit limitations of the Code (because such gain generally would be U.S. source income) unless such income tax can be credited (subject to applicable limitations) against U.S. federal income tax due on other income that is treated as derived from foreign sources. Alternatively, the U.S. Holder may deduct such taxes in computing taxable income for U.S. federal income tax purposes provided that the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued for the relevant taxable year.

U.S. Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to payments of principal of, and interest on, a note and to proceeds of the sale or redemption of a note, to U.S. Holders. Information reporting generally will apply to payments of principal of, and interest on, notes (including Additional Amounts), and to proceeds from the sale or redemption of notes within the United States, or by a U.S. payor or U.S. middleman, to a U.S. Holder (other than an exempt recipient). Backup withholding will be required on payments made within the United States, or by a U.S. payor or U.S. middleman, on a note to a U.S. Holder, other than an exempt recipient, if the U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.

Backup withholding is not an additional tax. A holder of notes generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability or to obtain a refund of the amounts withheld provided the required information is furnished to the IRS in a timely manner.

Foreign Financial Asset Reporting

Certain U.S. Holders must report information relating to an interest in certain foreign financial assets such as the notes, subject to certain exceptions (including an exception for notes held in accounts maintained by certain financial institutions). U.S. Holders should consult their tax advisors regarding the effect, if any, of this requirement on their ownership and disposition of the notes.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the ownership of notes. Prospective purchasers of notes should consult their own tax advisors concerning the tax consequences in their particular situations.

Certain Colombian Tax Considerations

The following summarizes certain Colombian tax considerations that may be relevant to you if you invest in the notes. This summary is based on laws, regulations, rulings and decisions now in effect in Colombia which may change. Although unlikely, changes in regulations or official interpretations could apply retroactively and could affect the continued validity of this summary.

Under current Colombian law, interest paid by a Colombian borrower to foreign non-resident lenders is typically deemed Colombian source income, and it is therefore subject to income tax via withholdings. However, payments of principal and interest on the notes are not subject to Colombian income tax, including income withholdings, provided that the holder of the notes is not a Colombian resident and is not domiciled in Colombia, considering that the issuance of the notes qualifies as an external public debt, which based on Section 218 of the Colombian Tax Code, is tax exempted in Colombia (no tax, impost, charges or any levy is triggered on this type of credit). In addition, gains accrued on the sale or other disposition of the notes will not be subject to Colombian income withholding tax, provided that the holder of the notes is not a Colombian resident and is not domiciled in Colombia.

So long as the holders of the notes are not Colombian residents, there are no Colombian transfer, inheritance, gift or succession taxes applicable to the notes.

An individual (including a holder of notes) will be deemed to be a tax resident in Colombia if he or she meets any of the following criteria:

•	If such person physically stays in Colombia for more than 183 calendar days within any given 365 consecutive day term.

•	If such person has been in service with the Colombian State or Government in a foreign state in which that person is exempt from taxes during the time of service by virtue of any provisions of the Vienna Conventions on diplomatic relations.

•	If such person is a Colombian national residing abroad, provided that, additionally, any of the following conditions are met:

o     such person has a spouse or permanent companion, or dependent children, who is a resident of Colombia, or

o     50% or more of such person’s total income is sourced in Colombia, or

o     50% or more of such person’s assets are managed in Colombia, or

o     50% or more of such person’s assets are deemed to be owned in Colombia, or

o     such person has been summoned by the Colombian Tax Office to provide proof of residency in another country (other than Colombia) and has failed to provide such evidence, or

o     such person is a resident of a country deemed as a non-cooperative jurisdiction, subject to low to nil taxation, or to a preferential regime under Colombian law.

A Colombian national considered a tax resident due to the abovementioned criteria will not be considered as a tax resident in Colombia if 50% or more of such person’s annual income is sourced in the jurisdiction in which such person is domiciled, or if 50% or more of such person’s assets are located in the jurisdiction in which such person is domiciled.

A foreign company or entity is deemed to be a “national” or a “Colombian entity” and, therefore, subject to income tax in Colombia on its worldwide income, if it meets any of the following criteria:

•	It has its place of effective management in Colombia;

•	It has its main domicile in Colombian territory; or

•	It is incorporated under Colombian laws.

In addition, permanent establishments of foreign non-resident entities or individuals are subject to income tax on their attributable worldwide source income. A foreign entity or a non-resident individual has a permanent establishment in Colombia when said entity or individual performs activities in Colombia through: (i) a fixed place of business (e.g., branches, factories, offices, among others) through which it undertakes its business activities in whole or in part, or (ii) an agent (either individuals or entities), who is not independent and habitually has or exercises in Colombia authority to execute agreements on behalf of the foreign company or non-resident individual.

Other changes introduced in tax related laws and regulations, and interpretations thereof, can affect tax burdens by increasing tax rates and fees, creating new taxes, limiting tax deductions, and eliminating tax-based incentives and non-taxed income. In addition, tax authorities or courts may interpret tax regulations differently than we do, which could result in tax litigation and associated costs and penalties.

This summary does not describe all of tax the considerations that may be relevant to you or your situation, you should consult your tax advisor about the tax consequences of holding the notes.

UNDERWRITING

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Santander Investment Securities Inc. and Scotia Capital (USA) Inc. are acting as underwriters (the “underwriters”). Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of the 2031 Notes and the 2051 Bonds (collectively, the “notes”), set forth opposite its name below.

Underwriter	Principal Amount of the 2031 Notes	Principal Amount of the 2051 Bonds
Citigroup Global Markets Inc.	US$312,500,000	US$187,500,000
J.P. Morgan Securities LLC	US$312,500,000	US$187,500,000
Santander Investment Securities Inc.	US$312,500,000	US$187,500,000
Scotia Capital (USA) Inc.	US$312,500,000	US$187,500,000
Total	US$1,250,000,000	US$750,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased, we may procure additional underwriters, or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters may offer and sell the notes through certain of their respective affiliates.

Commissions and Discounts

The underwriters have advised us that the underwriters propose initially to offer the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement. Any notes sold to securities dealers may be sold by the underwriters, without our involvement, at a discount from the public offering price less a concession not in excess of 0.210% of the principal amount of the 2031 Notes and 0.250% of the principal amount of the 2051 Bonds. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discounts, are estimated at US$2,064,838.80 and are payable by us.

New Issue of Notes

Each series of notes is a new issue of securities with no established trading market. We intend to apply to have the notes approved for listing on the New York Stock Exchange. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about November 2, 2021. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before the date of delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle on November 2, 2021, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, for a period of 30 days after the date of this prospectus supplement without the prior written consent of the underwriters, offer, sell, contract to sell or otherwise dispose of any debt securities in the international capital markets issued or guaranteed by us and having a tenor of more than one year, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. The underwriters or certain of their affiliates are lenders under the Acquisition Loan. The Acquisition Loan is being repaid in part with the net proceeds of this offering. See “Use of Proceeds.”

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates are lenders to Ecopetrol and routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors

Colombia

The notes have not been and will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered with the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) or on the Colombian Stock Exchange (Bolsa de Valores de Colombia). Therefore, the notes may not be offered, sold or negotiated in Colombia, except under circumstances which do not constitute a public offering of securities under applicable Colombian securities laws and regulations. Furthermore, foreign financial entities must abide by the terms of Part 4 of Decree 2555 of 2010 and Regulation 029 of 2014 issued by the Colombian Superintendency of Finance, as modified, complemented or substituted from time to time, to privately market and offer the notes to their Colombian clients.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”) an offer to the public of our notes that are the subject of the offering contemplated by this prospectus supplement may not be made in that Member State, except that an offer to the public in that Member State of our notes may be made at any time under the following exemptions under the Prospectus Regulation:

a)	To any legal entity which is a qualified investor as defined in Article 2(e) of the Prospectus Regulation;

b)	To fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the international underwriters for any such offer; or

c)	In any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of our notes that are the subject of this offering shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

United Kingdom

An offer to the public of our notes that are the subject of the offering contemplated by this prospectus supplement may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of our notes may be made at any time under the following exemptions under the UK Prospectus Regulation:

a)	To any legal entity which is a qualified investor as defined in Article 2(e) of the UK Prospectus Regulation;

b)	To fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2(e) of the UK Prospectus Regulation), subject to obtaining the prior consent of the international underwriters for any such offer; or

c)	In any other circumstances falling within Article 1(4) of the UK Prospectus Regulation;

provided that no such offer of our notes that are the subject of this offering shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to section 85 of the Financial Services and Markets Act 2000 (the “FSMA”) or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any of our notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

Argentina

The notes are not authorized for public offering in Argentina by the Comisión Nacional de Valores pursuant to Argentine Public Offering Law No. 17,811, as amended, and they shall not be sold publicly. Therefore, any transaction carried out in Argentina must be made privately.

Australia

No placement document, prospectus supplement, product disclosure statement or other disclosure document has been lodged or will be lodged with the Australian Securities and Investments Commission (ASIC), in relation to this offering. This document does not constitute a prospectus supplement, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act), and does not purport to include the information required for a prospectus supplement, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

The Company is not licensed in Australia to provide financial product advice in relation to the notes. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Any advice contained in this document is general advice only. Before making an investment decision on the basis of this document, investors should consider the appropriateness of the information in this document, having regard to their own objectives, financial situation and needs, and, if necessary, seek expert advice on those matters. No cooling off period applies to an acquisition of the notes.

Brazil

The offer and sale of our notes has not been, and will not be, registered (or exempted from registration) with the Brazilian Securities Commission (Comissão de Valores Mobiliários—CVM) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under CVM Rule No. 400, of December 29, 2003, as amended, or under CVM Rule No. 476, of January 16, 2009, as amended. Any representation to the contrary is untruthful and unlawful. As a consequence, our notes cannot be publicly offered and sold in Brazil or to any investor resident or domiciled in Brazil. Documents relating to the offering of our notes, as well as information contained therein, may not be supplied to the public in Brazil, nor used in connection with any public offer for subscription or sale of notes to the public in Brazil.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

This prospectus supplement does not constitute a public offer of the notes, whether by way of sale or subscription, in the Cayman Islands. The notes have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

Notice to Chilean Investors

Pursuant to the Securities Market Law of Chile and Norma de Carácter General (Rule) No. 336, dated June 27, 2012, issued by the Financial Market Commission of Chile (Comisión para el Mercado Financiero, or “CMF”) (“Rule 336”), the notes may be privately offered to certain qualified investors identified as such by Rule 336 (which in turn are further described in Rule No. 216, dated June 12, 2008, and rule 410 dated July 27, 2016, both of the CMF).

Rule 336 requires the following information to be made to prospective investors in Chile:

1.	Date of commencement of the offer: (October 27, 2021). The offer of the notes is subject to Rule 336;

2.	The subject matter of this offer are securities not registered in the securities registry (Registro de Valores) of the CMF, nor in the foreign securities registry (Registro de Valores Extranjeros) of the CMF; hence, the notes are not subject to the oversight of the CMF;

3.	Since the notes are not registered in Chile there is no obligation by the issuer to deliver public information about the notes in Chile; and

4.	The notes shall not be subject to public offering in Chile unless registered in the relevant securities registry of the CMF.

China

The notes may not be offered or sold directly or indirectly to the public in the People’s Republic of China (China) and neither this prospectus supplement, which has not been submitted to the Chinese Securities and Regulatory Commission, nor any offering material or information contained herein relating to the notes may be supplied to the public in China or used in connection with any offer for the subscription or sale of notes to the public in China. The notes may only be offered or sold to China-related organizations which are authorized to engage in foreign exchange business and offshore investment from outside of China. Such China-related investors may be subject to foreign exchange control approval and filing requirements under the relevant Chinese foreign exchange regulations. For the purpose of this paragraph, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

The Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (DFSA). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be: (i) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (ii) used in connection with any offer for subscription or sale of the notes to the public in France. Such offers, sales and distributions will be made in France only to: (a) persons providing investment services relating to portfolio management for the account of third parties (personnes fournissant le service d'investissement de gestion de portefeuille pour compte de tiers), and/or (b) qualified investors (investisseurs qualifiés) acting for their own account, and/or (c) a limited circle of investors (cercle restreint) acting for their own account, as defined in, and in accordance with, Articles L. 411-1, L. 411-2, D. 411-1 and D. 411-4 of the French Code monétaire et financier.

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Germany

The notes will not be offered, sold or publicly promoted or advertised in the Federal Republic of Germany other than in compliance with the German Securities Prospectus Act (Gesetz uber die Erstellung, Billigung und Veroffentlichung des Prospekts, der beim offentlicken Angebot von Wertpapieren oder bei der Zulassung von Wertpapieren zum Handel an einem organisierten Markt zu veroffenlichen ist—Wertpapierprospektgesetz) as of June 22, 2005, effective as of July 1, 2005, as amended, or any other laws and regulations applicable in the Federal Republic of Germany governing the issue, offering and sale of securities. No selling prospectus (Verkaufsprospeckt) within the meaning of the German Securities Selling Prospectus Act has been or will be registered within the Financial Supervisory Authority of the Federal Republic of Germany or otherwise published in Germany.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Ireland

The notes will not be placed in or involving Ireland otherwise than in conformity with the provisions of the Intermediaries Act 1995 of Ireland (as amended) including, without limitation, Sections 9 and 23 (including advertising restrictions made thereunder) thereof and the codes of conduct made under Section 37 thereof.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the notes is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

Italy

The offering of the notes has not been registered pursuant to Italian securities legislation and, accordingly, no notes may be offered or sold in the Republic of Italy in a solicitation to the public, and sales of the notes in the Republic of Italy shall be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulation.

No offer, sale or delivery of the notes or distribution of copies of any document relating to the notes will be made in the Republic of Italy except: (a) to “Professional Investors”, as defined in Article 31.2 of Regulation No. 11522 of 1 July 1998 of the Commissione Nazionale per la Società e la Borsa, or the CONSOB, as amended, or CONSOB Regulation No. 11522, pursuant to Article 30.2 and 100 of Legislative Decree No. 58 of 24 February 1998, as amended, or the Italian Financial Act; or (b) in any other circumstances where an express exemption from compliance with the solicitation restrictions applies, as provided under the Italian Financial Act or Regulation No. 11971 of 14 May 1999, as amended.

Any such offer, sale or delivery of the notes or any document relating to the notes in the Republic of Italy must be: (i) made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993 as amended, the Italian Financial Act, CONSOB Regulation No. 11522 and any other applicable laws and regulations; and (ii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Investors should also note that, in any subsequent distribution of the notes in the Republic of Italy, Article 100-bis of the Italian Financial Act may require compliance with the law relating to public offers of securities. Furthermore, where the notes are placed solely with professional investors and are then systematically resold on the secondary market at any time in the 12 months following such placing, purchasers of notes who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and to claim damages from any authorized person at whose premises the notes were purchased, unless an exemption provided for under the Italian Financial Act applies.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Kuwait

The notes have not been authorized or licensed for offering, marketing or sale in the State of Kuwait. The distribution of this prospectus supplement and the offering and sale of the notes in the State of Kuwait is restricted by law unless a license is obtained from the Kuwait Ministry of Commerce and Industry in accordance with Law 31 of 1990. Persons into whose possession this prospectus supplement comes are required by us and the international underwriters to inform themselves about and to observe such restrictions. Investors in the State of Kuwait who approach us or any of the international underwriters to obtain copies of this prospectus supplement are required by us and the international underwriters to keep such prospectus supplement confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the notes.

Mexico

The notes have not been registered in Mexico with the Securities Section (Sección de Valores) of the National Securities Registry (Registro Nacional de Valores) maintained by the Comisión Nacional Bancaria y de Valores, and that no action has been or will be taken that would permit the offer or sale of the notes in Mexico absent an available exemption under Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores).

Netherlands

The notes may not be offered, sold, transferred or delivered, in or from the Netherlands, as part of the initial distribution or as part of any reoffering, and neither this prospectus supplement nor any other document in respect of the international offering may be distributed in or from the Netherlands, other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade (which includes banks, investment banks, securities firms, insurance companies, pension funds, other institutional investors and treasury departments and finance companies of large enterprises), in which case, it must be made clear upon making the offer and from any documents or advertisements in which a forthcoming offering of notes is publicly announced that the offer is exclusively made to said individuals or legal entities.

Peru

The notes and this prospectus supplement have not been registered in Peru under the Decreto Supremo N° 093-2002-EF: Texto Único Ordenado de la Ley del Mercado de Valores (the “Peruvian Securities Law”) or before the Superintendencia del Mercado de Valores and cannot be offered or sold in Peru except in a private offering under the meaning of the Peruvian Securities Laws. The Peruvian Securities Law provides that an offering directed exclusively to “institutional investors” (as defined in the Institutional Investors Market Regulations) qualifies as a private offering. The notes acquired by institutional investors in Peru cannot be transferred to a third party, unless such transfer is made to another institutional investor or the notes have been previously registered with the Registro Público del Mercado de Valores.

Portugal

No document, circular, advertisement or any offering material in relation to the notes has been or will be subject to approval by the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários), or the CMVM. No notes may be offered, re-offered, advertised, sold, re-sold or delivered in circumstances which could qualify as a public offer (oferta pública) pursuant to the Portuguese Securities Code (Código dos Valores Mobiliários), and/or in circumstances which could qualify the issue of the notes as an issue or public placement of securities in the Portuguese market. This prospectus supplement and any document, circular, advertisements or any offering material may not be directly or indirectly distributed to the public. All offers, sales and distributions of the notes have been and may only be made in Portugal in circumstances that, pursuant to the Portuguese Securities Code, qualify as a private placement (oferta particular), all in accordance with the Portuguese Securities Code. Pursuant to the Portuguese Securities Code, the private placement in Portugal or to Portuguese residents of the notes by public companies (sociedades abertas) or by companies that are issuers of securities listed on a market must be notified to the CMVM for statistical purposes. Any offer or sale of the notes in Portugal must comply with all applicable provisions of the Portuguese Securities Code and any applicable CMVM Regulations and all relevant Portuguese laws and regulations. The placement of the notes in the Portuguese jurisdiction or to any entities which are resident in Portugal, including the publication of a prospectus supplement, when applicable, must comply with all applicable laws and regulations in force in Portugal and with the Prospectus Directive, and such placement shall only be performed to the extent that there is full compliance with such laws and regulations.

Qatar

The notes described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Saudi Arabia

Any investor in the Kingdom of Saudi Arabia or who is a Saudi person (a Saudi Investor) who acquires the notes pursuant to this offering should note that the offer of the notes is an exempt offer under sub-paragraph (3) of paragraph (a) of Article 16 of the “Offer of Securities Regulations” as issued by the Board of the Capital Market Authority resolution number 2-11-2004 dated October 4, 2004 and amended by the resolution of the Board of Capital Market Authority resolution number 1-33-2004 dated December 21, 2004 (the KSA Regulations). The notes may be offered to no more than 60 Saudi Investors and the minimum amount payable per Saudi Investor must not be less than Saudi Riyal (SR) 1 million or an equivalent amount. The offer of notes is therefore exempt from the public offer provisions of the KSA Regulations, but is subject to the following restrictions on secondary market activity: (a) A Saudi Investor (the transferor) who has acquired notes pursuant to this exempt offer may not offer or sell notes to any person (referred to as a transferee) unless the price to be paid by the transferee for such notes equals or exceeds SR1 million. (b) If the provisions of paragraph (a) cannot be fulfilled because the price of the notes being offered or sold to the transferee has declined since the date of the original exempt offer, the transferor may offer or sell the notes to the transferee if their purchase price during the period of the original exempt offer was equal to or exceeded SR1 million. (c) If the provisions of paragraphs (a) and (b) cannot be fulfilled, the transferor may offer or sell the notes if he/she sells his entire holding of the notes to one transferee.

Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire notes of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

South Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act, or the FSCMA. The notes may not be offered, sold or delivered, or offered or sold for re-offering or resale, directly or indirectly, in Korea or to any Korean resident (as such term is defined in the Foreign Exchange Transaction Law of Korea, or FETL) other than the Accredited Investors (as such term is defined in Article 11 of the Presidential Decree of the FSCMA), for a period of one year from the date of issuance of the notes except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the FETL and the decrees and regulations thereunder. The notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the notes.

Spain

The notes have not been registered with the Spanish National Commission for the Securities Market and, therefore, no notes may be publicly offered, sold or delivered, nor any public offer in respect of the notes made, nor may any prospectus supplement or any other offering or publicity material relating to the notes be distributed in Spain by the international agents or any person acting on their behalf, except in compliance with Spanish laws and regulations.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act ("FinSA") and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (U.A.E.) other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre should have regard to the specific notice to prospective investors in the Dubai International Financial Centre set out below. The information contained in this prospectus supplement does not constitute a public offer of the notes in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority, or DFSA. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser. This prospectus supplement is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

ENFORCEMENT OF CIVIL LIABILITIES

Ecopetrol is organized under the laws of Colombia. Ecopetrol’s directors and most of its executive officers and controlling persons named in this prospectus supplement are residents of Colombia, and substantially all of their assets are located outside the United States. Although Ecopetrol will appoint an agent for service of process in the United States, it may not be possible for you to effect service of process within the United States upon such persons or Ecopetrol, including with respect to matters arising under federal securities laws of the United States, or to enforce against such persons or Ecopetrol judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws.

Ecopetrol has been advised by Brigard & Urrutia Abogados S.A.S., its Colombian counsel, that the Colombian Supreme Court of Justice will enforce a U.S. judgment predicated on the U.S. securities laws through a proceeding known under Colombian law as “exequatur”. The Colombian Supreme Court of Justice will enforce a foreign judgment, without reconsideration of the merits, only if the judgment satisfies the following requirements set forth in Articles 605 through 607 of Law 1564 of 2012 (Código General del Proceso):

1.            a treaty or convention exists between Colombia and the country where the judgment was granted relating to the recognition and enforcement of foreign judgments or, in the absence of such treaty or convention, there is reciprocity in the recognition of foreign judgments of the same nature between the courts of the relevant jurisdiction and the courts of Colombia;

2.            the foreign judgment does not relate to “in rem” rights vested in assets that were located in Colombia at the time the suit was filed;

3.            the foreign judgment does not contravene or conflict with Colombian laws relating to public order other than those governing judicial procedures;

4.            the foreign judgment, in accordance with the laws of the country in which it was rendered, is final and not subject to appeal;

5.            a duly legalized copy of the judgment (together with an official translation into Spanish if the judgment is issued in a foreign language) has been presented to the Supreme Court of Colombia;

6.            the foreign judgment does not refer to any matter upon which Colombian courts have exclusive jurisdiction;

7.            no proceedings are pending in Colombia with respect to the same subject matter, and no final judgment has been awarded in any proceeding in Colombia on the same subject matter;

8.            in the proceedings commenced before the foreign court that issued the judgment, the defendant was served process in accordance with the law of such jurisdiction and was given an opportunity to defend itself against the action; and

9.            the legal requirements pertaining to the “exequatur” proceedings have been observed.

We cannot assure you that a Colombian court would enforce a judgment issued by a U.S. court with respect to the notes based on U.S. securities laws. In addition, certain remedies available under provisions of the U.S. securities laws may not be admitted or enforced by Colombian courts.

The United States and Colombia do not have a bilateral treaty providing for automatic reciprocal recognition and enforcement of judgments in civil and commercial matters. However, Colombia is a party to international treaties such as the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards, the 1975 Inter-American Convention on International Commercial Arbitration, and the 1965 Washington Convention for the Settlement of Disputes between States and Nationals of Other States. Pursuant to law 1563 of 2012, international arbitral awards issued in Colombia are not subject to “exequatur” or recognition proceedings.

The Supreme Court of Colombia has in the past accepted that reciprocity exists when it has been proven that either a U.S. court has enforced a Colombian judgment or that a U.S. court would enforce a foreign judgment, including a judgment issued by a Colombian court. However, such enforceability decisions are considered by the Colombian Supreme Court of Justice on a case-by-case basis.

Proceedings for execution of a money judgment by attachment or execution against any assets or property located in Colombia would be within the exclusive jurisdiction of Colombian courts. In the course of the “exequatur” proceedings, both the plaintiff and the defendant are afforded the opportunity to request that evidence be collected in connection with the requirements listed above; also, before the judgment is rendered, each party may file final allegations in support of such party’s position.

Assuming that a foreign judgment complies with the standards set forth in the preceding paragraphs and the absence of any condition referred to above that would render a foreign judgment not subject to recognition under Colombian law, such foreign judgment would be enforceable in Colombia in an enforcement proceeding under the laws of Colombia, provided that the Colombian Supreme Court has previously granted exequatur upon the foreign judgment.

We reserve our right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against us under United States federal securities laws or any state securities laws. See “Risk Factors – We may claim immunity under the Foreign Sovereign Immunities Act with respect to actions brought against us under the U.S. securities laws and your ability to sue or recover may be limited under U.S. and Colombian law.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, current reports and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference:

•	our 2020 Annual Report, excluding exhibits 4.15 – 4.20 thereto;

•	our Current Report on Form 6-K furnished to the SEC on September 8, 2021, containing an amendment to the information in Item 8 of Part II of our registration statement filed with the SEC on May 28, 2021;

•	our Current Report on Form 6-K furnished to the SEC on October 27, 2021, containing our unaudited interim consolidated financial statements at June 30, 2021 and for the six-month periods ended June 30, 2021 and 2020, which we refer to as the “unaudited consolidated interim financial statements”;

•	our Current Report on Form 6-K furnished to the SEC on October 27, 2021, containing a discussion and analysis of our results of operations and financial condition for the six-month periods ended June 30, 2021 and 2020; and

•	our Current Report on Form 6-K furnished to the SEC on October 27, 2021, containing a press release announcing the appointment of Nicolás Azcuénaga Ramírez as Corporate Vice President of Strategy and New Businesses.

You may request a copy of any document that has not been delivered with this prospectus, at no cost, by writing or telephoning Ecopetrol S.A. at: Carrera 13 No. 36-24, Bogotá, Republic of Colombia, telephone (571) 234-5190, Attention: Lina María Contreras Mora, Investor Relations Officer, or by contacting the trustee at the address indicated on the inside back cover of this prospectus. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

LEGAL MATTERS

Unless otherwise indicated, Shearman & Sterling LLP, our United States counsel, will pass upon the validity under New York law of the notes and Brigard & Urrutia Abogados S.A.S. will pass upon certain legal matters governed by Colombian law with respect to the notes. The validity of the notes will also be passed upon for the underwriters by Milbank LLP, the underwriters’ United States counsel, and Gómez-Pinzón Abogados S.A.S., who will pass upon certain legal matters governed by Colombian law with respect to the notes.

EXPERTS

The consolidated financial statements of Ecopetrol S.A. appearing in Ecopetrol S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2020, and the effectiveness of the Ecopetrol S.A.’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young Audit S.A.S., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Ecopetrol S.A. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The summary reports of Ryder Scott, LP, Sproule International Limited, DeGolyer and MacNaughton, Gaffney, Cline & Associates, Inc. and Netherland, Sewell & Associates, Inc., each independent petroleum engineering consultants, referenced in the 2020 Annual Report, which is incorporated by reference herein, have been referenced in reliance upon the authority of the firms as experts in estimating proved oil and gas reserves.

PROSPECTUS

Ecopetrol S.A.

ORDINARY SHARES
PREFERRED SHARES
DEBT SECURITIES
GUARANTEED DEBT SECURITIES

We may offer and sell, from time to time, in one or more offerings, the securities covered by this prospectus.

We may offer and sell the securities covered by this prospectus to or through underwriters, dealers and agents, or directly to purchasers on a continuous or delayed basis. We will provide the specific terms and prices of the securities that we may offer in supplements to this prospectus or other offering materials. The prospectus supplements or other offering materials may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or other offering materials. You should read this prospectus and any applicable prospectus supplement or other offering materials carefully before you invest in the securities.

Our ordinary shares are listed on the Bolsa de Valores de Colombia under the symbol “ECOPETROL.” Our ordinary shares in the form of American Depositary Receipts are listed on the New York Stock Exchange under the symbol “EC.”

Investing in our securities involves risks. You should carefully read the risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus, in the “Risk Factors” section of our Annual Reports on Form 20-F filed with the Securities and Exchange Commission and in any applicable prospectus supplement or other offering materials before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2021.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or any other offering materials or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any other offering materials as well as the information contained in any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any other offering materials may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement or other offering materials. You should read this prospectus, the applicable prospectus supplement and any other offering materials, together with the additional information described under “Where You Can Find More Information” before making an investment decision. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement, pricing supplement or other offering materials.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are an SEC registrant subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly, file with, or furnish to, the SEC certain reports and other information. As a foreign private issuer, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Colombia, which differ from those in the United States. You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference room. Such documents are also available to the public from the SEC’s website at www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future annual reports on Form 20-F filed with the SEC pursuant to the Exchange Act, until we complete our offerings of the securities:

•	our Annual Report on Form 20-F for the year ended December 31, 2020 filed with the SEC on April 9, 2021, which we refer to as the “2020 Annual Report”;

•	our Current Report on Form 6-K furnished to the SEC on April 26, 2021, containing a press release announcing the appointment of Luis Guillermo Echeverri Vélez as President and Carlos Gustavo Cano as Vice-President of the Board of Directors;

•	our Current Report on Form 6-K furnished to the SEC on May 11, 2021, containing a press release announcing the appointment of Elsa Jeanneth Jaimes as Vice-President of Exploration;

•	our Current Report on Form 6-K furnished to the SEC on May 28, 2021, containing our unaudited interim consolidated financial statements at March 31, 2021 and for the three month periods ended March 31, 2021 and 2020, which we refer to as the “unaudited consolidated interim financial statements”; and

•	the description of our common stock contained in our registration statement on Form 20-F filed with the SEC on September 12, 2008.

We may also incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such form that it is being incorporated by reference to this prospectus.

You may request a copy of any document that has not been delivered with this prospectus, at no cost, by writing or telephoning Ecopetrol S.A. at: Carrera 13 No. 36-24, Bogotá, Republic of Colombia, telephone (571) 234-5190, e-mail: investors@ecopetrol.com.co, Attention: Lina María Contreras Mora, Investor Relations Officer, or by contacting the trustee at the address indicated on the inside back cover of this prospectus. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements of Ecopetrol S.A. (hereinafter “we”, “us”, “our”, “Ecopetrol” or the “Company”), within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not based on historical facts and reflect our expectations for future events and results. Most facts are uncertain because of their nature. Words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “should”, “plan”, “potential”, “predicts”, “prognosticate”, “project”, “target”, “achieve” and “intend”, among other similar expressions, are understood as forward-looking statements. We have made forward-looking statements that address, among other things:

•	our exploration and production activities, including drilling;

•	import and export activities;

•	our liquidity, cash flow, and sources of funding;

•	our projected and targeted capital expenditures and other cost commitments and revenues; and

•	dates by which certain areas will be developed or will come on-stream.

Our forward-looking statements are not guarantees of future performance and are subject to assumptions that may prove incorrect and to risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or forecast in any forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the following:

•	general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates;

•	competition;

•	our ability to obtain financing;

•	our ability to find, acquire or gain access to additional reserves and our ability to develop existing reserves;

•	uncertainties inherent in making estimates of our reserves;

•	significant political, economic and social developments in Colombia and other countries where we do business;

•	natural disasters, pandemics and other public health events, including the coronavirus (“COVID-19”) pandemic, military operations, terrorist acts, wars or embargoes;

•	regulatory developments, including regulations related to climate change;

•	receipt of government approvals and licenses;

•	technical difficulties; and

•	other factors discussed in this prospectus as “Risk Factors.”

All forward-looking statements attributed to us are qualified in their entirety by this cautionary statement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or for any other reason. Accordingly, readers should not place undue reliance on the forward-looking statements contained in this prospectus.

v

THE COMPANY

Ecopetrol is a mixed economy company, organized on August 25, 1951 as Empresa Colombiana de Petróleos. We began our operations as a governmental industrial and commercial company, responsible for administering Colombia’s hydrocarbon resources and by 1974 operated the Barrancabermeja refinery and the Cartagena refinery, Colombia’s largest petroleum refineries. In 1970, we adopted our first by-laws as an industrial and commercial company also responsible for the production and administration of Colombia’s hydrocarbon resources. In 2003 we were transformed from an industrial and commercial company into a state owned corporation with shares linked to the Ministry of Mines and Energy and renamed us Ecopetrol S.A. in order to make us more competitive. Prior to our reorganization, our capital expenditures program and access to the credit markets were limited by the Colombian government which was making its decisions based on its budgetary needs and not on our growth prospects. In 2006, the government of Colombia authorized us to issue up to 20% of our capital stock in Colombia, subject to the condition that the Nation control at least 80% of our capital stock and on November 13, 2007, we placed 4,087,723,771 shares in the Bolsa de Valores de Colombia or BVC, raising approximately COP$5,723 billion and resulting in 482,941 new shareholders. In September 30, 2011, we placed 644,185,868 shares in the BVC, raising approximately COP$2,380 billion and resulting in 219,054 new shareholders. In these two issuances, minority shareholders obtained 11.51% of our capital stock. Since September 18, 2008, our American Depositary Receipts have been trading in the New York Stock Exchange under the symbol “EC.”

Our principal offices are located at Carrera 13 No. 36-24, Bogota, Colombia and our telephone number is +571 234 4000.

Please read Section 3: “Business Overview” in our 2020 Annual Report incorporated by reference herein for further information on our Company.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in the section Risk Review—Risk Factors in our 2020 Annual Report, which is incorporated by reference in this prospectus. Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering materials relating to an offering of our securities.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

OFFER STATISTICS AND EXPECTED TIMETABLE

We will set forth in the applicable prospectus supplement or other offering materials a description of the offer statistics and expected timetable of any offering of securities which may be offered under this prospectus. The prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of March 31, 2021.

This table should be read in conjunction with the unaudited consolidated interim financial statements prepared in accordance with the principles and accounting standards and financial information accepted in Colombia (“NCIF”, its acronym in Spanish). These standards are based on the International Financial Reporting Standards (“IFRS”) and the Interpretations issued by the International Accounting Standards Board (“IASB”) and other applicable legal rules, which may differ in some respects from those established by other Government control bodies.

The unaudited consolidated interim financial statements as filed with the Superintendency of Finance (Superintendencia Financiera de Colombia), an English translation of which is included in the current report on Form 6-K furnished to the SEC on May 28, 2021, are incorporated by reference herein.

	As of March 31, 2021
	(in thousands of US dollars)*	(in millions of Pesos)
	(unaudited)
Cash and cash equivalents	1,817,949	6,687,543
Short-term liabilities – financial obligations
Ecopetrol Bonds – COP Denominated(1)	17,946	66,017
Ecopetrol Bonds – USD Denominated(2)	537,005	1,975,437
Ecopetrol Commercial Loans – USD Denominated(3)	322,260	1,185,472
Bicentenario Syndicated Loan(4)	64,995	239,091
Invercolsa Commercial Loans – COP Denominated	19,227	70,729
Ocensa Bonds – USD Denominated(6)	20,000	73,572
Leases – COP Denominated	44,721	164,512
Leases – USD Denominated	16,484	60,639
Commercial loans from related parties	372,807	1,371,414
Total short term liabilities – financial obligations	1,415,445	5,206,883
Long-term liabilities – financial obligations
Ecopetrol Bonds – COP Denominated(1)	274,521	1,009,857
Ecopetrol Bonds – USD Denominated(2)	8,880,095	32,666,496
Ecopetrol Commercial Loans – USD Denominated(3)	2,092,217	7,696,471
Bicentenario Syndicated Loan(4)	141,136	519,184
Invercolsa Commercial Loans – COP Denominated	62,839	231,164
Ocensa Bonds – USD Denominated(5)	478,471	1,760,114
Leases – COP Denominated	174,493	641,893
Leases – USD Denominated	44,030	161,970
Total long-term liabilities – financial obligations	12,147,802	44,687,149
Equity	15,808,080	58,151,920
Total capitalization(6)	$29,371,327	$108,045,952

* Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of COP$3,678.62 to US$1.00, which is the Representative Market Rate at April 1, 2021, as reported and certified by the Superintendency of Finance.

(1)	Corresponds to local bonds issued in 2010 and 2013.
(2)	Corresponds to the 5.875% notes due 2023; 4.125% notes due 2025; 7.375% notes due 2043; the 5.875% notes due 2045; the 5.375 % notes due 2026 and the 6.875% notes due 2030.
(3)	Includes the following: (i) US Exim Direct Loan Agreement; (ii) Commercial Facility Agreement with three international banks; (iii) SACE Facility Agreement with three international banks; (iv) EKN Facility Agreement with one international bank; and (v) US Exim Guaranteed Facility with one international bank. These facilities are related to the modernization project of our subsidiary Refinería de Cartagena S.A., assumed by Ecopetrol in 2017. It also includes a committed Facility with a group of international banks that was disbursed in 2020.
(4)	Corresponds to the loan Oleoducto Bicentenario de Colombia S.A.S entered into with a syndicate of 11 local banks in July 2012 due in July 2024.
(5)	Corresponds to the 4.000% notes due 2027 issued by Oleoducto Central S.A. issued under Rule 144A and Regulation S under the Securities Act.
(6)	Includes total current liabilities – Financial obligations plus total long-term liabilities – financial obligations and equity.

Since March 31, 2021, there has not been any material change to our total capitalization.

REASONS FOR THE OFFER AND USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including capital expenditures and refinancing indebtedness.

INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in the Company or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in the Company or depends on the success of the offering of the securities which may be offered under this prospectus. Any update or change in the interests of our named experts and counsel will be included in a prospectus supplement or other offering materials relating to an offering of our securities.

THE OFFER AND LISTING

Offer and Listing Details

American Depositary Receipts

We entered into an amended and restated deposit agreement with JPMorgan Chase Bank, N.A., as depositary, for the issuance of American Depositary Receipts or ADRs evidencing American Depositary Shares or ADSs. Each of the ADSs will represent 20 of our common shares or evidence of the right to receive 20 of our common shares.

On September 12, 2008, we submitted to the SEC an application to register our company and to register and list our ADSs evidenced by ADRs on the New York Stock Exchange or NYSE. Our ADSs began trading on the NYSE under the symbol “EC” on September 18, 2008.

Common Shares

In August 2007, we conducted an initial public offering of 10.1% of our common shares in Colombia. As a result of such offering, our common shares trade on the BVC under the symbol ECOPETROL.

The second round of the equity offering program took place between July 27 and August 17, 2011. The offer was directed exclusively to investors in Colombia as permitted by Law 1118 of 2006. A total of 644,185,868 shares were allotted, equivalent to approximately COP$2.38 trillion. Out of the 219,054 investors participating in this round, 73% were new stockholders. In addition, 87% of the offering was allocated to retail investors and the remaining 13% to institutional investors. Funds obtained by us from this offering were used in the company’s investment plan.

In the case of a future primary equity offering, we will review whether or not existing shareholders would be entitled to preemptive or similar rights and, if that were the case, the corporate approvals and offering documents for any such primary equity offering would regulate the subject matter accordingly. Additionally, by virtue of Law 1118 of 2006, in the context of any such primary equity offering, the following limits apply to current and future registered holders of our common shares: (i) individuals (natural persons), may only acquire shares up to the equivalent to 5,000 monthly minimum wages in Colombia as such limit is in force on the date of any such offering (for 2021, the monthly minimum wage is COP$908,526) and (ii) pension and severance funds, mutual investment funds and our pension trusts, in the aggregate, may not acquire more than 15% of our outstanding common shares.

In the future, the Nation – Ministry of Finance and Public Credit, as our controlling shareholder, may make decisions or announcements about its intention to sell part of its holding of our capital stock up to the percentage permitted by Law 1118 of 2006. We understand that our cooperation is necessary for the successful coordination of the Nation’s process.

Price Information

Information regarding the high and low closing prices for our shares on the BVC and our ADRs on the NYSE for any relevant periods will be provided in supplements to this prospectus or other offering materials relating to an offering of our securities.

Plan of Distribution

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an Event of Default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or other offering materials and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the name of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or other offering materials with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering materials, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering materials. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement or other offering materials. Unless otherwise indicated in the applicable prospectus supplement or other offering materials, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement or other offering materials, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement or other offering materials, and the applicable prospectus supplement or other offering materials will set forth the commission payable for solicitation of such contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, all securities offered by this prospectus, other than our common stock that is listed on the BVC and the New York Stock Exchange, will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement or other offering materials, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Markets

Information concerning the markets on which the securities which may be offered pursuant to this prospectus are traded is incorporated by reference to the 2020 Annual Report.

Selling Shareholders

Any relevant information concerning selling shareholders in conjunction with an offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

Dilution

Any relevant information any relevant dilution of our shares as a result of an offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

Expenses of the Issue

The estimated aggregate amount of expenses payable by us in connection with any offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

ADDITIONAL INFORMATION

Share Capital

At March 31, 2021, Ecopetrol’s authorized capital amounted to COP$36,540,000,000,000 comprised of 60,000,000,000 ordinary shares each with a par value of COP$609.

At such date, 41,116,694,690 of such shares had been subscribed with 11.51% (4,731,906,273 shares) held by natural and non-government entities and 88.49% (36,384,788,417 shares) held by Government entities. The value of such subscribed and paid-in capital at such date amounted to COP$25,040,067,066,330. There are no potentially dilutive instruments.

At such date, 18,883,305,310 of such shares remained unsubscribed. The value of such unsubscribed capital at such date amounted to COP$11,499,932,933,670. Under Colombian law, a company may keep authorized amounts of shares in reserve to facilitate future issuances and avoid an additional authorization of the general shareholders’ meeting.

Memorandum and Articles of Association

A translation of our amended and restated by-laws is included as Exhibit 1.1 to our 2020 Annual Report furnished to the SEC on April 9, 2021.

Material Contracts

A summary of our material contracts is incorporated by reference to the 2020 Annual Report.

Exchange Controls

Information on Colombian exchange controls is incorporated by reference to the 2020 Annual Report. In addition, further information on Colombian exchange controls relating to the purchase, ownership and disposition of any of the securities offered pursuant to this prospectus will be set forth in the prospectus supplement offering such securities.

Taxation

The material Colombian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered pursuant to this prospectus will be set forth in the prospectus supplement offering such securities.

Dividends and Paying Agents

All our common shares rank pari passu in right of payment of dividends and distributions upon liquidation. According to Colombian law and our by-laws, the ordinary shareholders’ meeting determines the allocation of distributable profits as dividends for the preceding fiscal year. The ordinary shareholders’ meeting must be held within three months following the end of the fiscal year.

Once profits are declared, we are obliged under Colombian law to subtract the following amounts before declaring dividends:

•	first, an appropriation is made for the payment of income tax for the corresponding fiscal year;

•	second, an amount equivalent to 10% of net profits is set aside to build up the legal reserve until that reserve is equal to at least 50% of the outstanding capital;

•	third, in case there were losses in prior years, the balance is used to offset such losses; and

•	fourth, the remaining amount will serve as the base for the dividends that are to be distributed and paid.

Pursuant to Colombian law, the vote of at least 78% of the shares represented entitled to vote is required to approve the distribution of less than 50% of the annual net profits. If the sum of all legal reserves (statutory, legal and optional) exceeds the amount of the outstanding capital, the Company must distribute at least 70% of the annual net profits.

Colombian law provides that any dividend payable in stock requires the approval of at least 80% of the shares present at a shareholders’ meeting. If such majority is not obtained, shares may be distributed as dividends to the shareholders accepting stock dividends payment. However, we, as a company whose controlling shareholder is the Nation–Ministry of Finance and Public Credit, would only pay dividends in stock to the shareholders that accept such in kind payment, pursuant to local regulations.

To the extent that we declare and pay dividends, owners of ADSs on the relevant record date will be entitled to receive dividends payable in respect of shares underlying the ADSs, subject to the terms of the relevant deposit agreement. Cash dividends may be paid to the depositary in Colombian pesos and, except as otherwise described under “Description of Securities – Description of Ordinary Shares”, are converted into U.S. dollars by the depositary.

Pursuant to Colombian law, our ex-dividend date is ten business days prior to the payment date. Our dividend paying agent is DECEVAL (the registrar for the BVC).

The following table sets forth the dividends per share declared by our Board of Directors and paid, or to be paid, in Colombian pesos for the three months ended March 31, 2021 and for the years ended December 31, 2020, 2019, 2018, 2017 and 2016. As additional information for the reader, we present these values in U.S. dollars.

Fiscal Year	Month and Year of Payment	Dividend Recipients	Total Dividend per Share (in COP$)	Total Dividend per Share (in US$)(2)
2021(1)	NA	NA	0	0
2020	April 2021(3)	Minority Shareholders	17.00	0.005
	April 2021(3)	Nation	17.00	0.005
2019	April 2020(4)	Minority Shareholders	180.00	0.045
	April 2020(5)	Nation	8.25	0.002
	May 2020(5)	Nation	8.25	0.002
	June 2020(5)	Nation	8.25	0.002
	August 2020(5)	Nation	33.70	0.009
	September 2020(5)	Nation	32.24	0.008
	October 2020(5)	Nation	31.51	0.008
	November 2020(5)	Nation	31.51	0.009
	December 2020(5)	Nation	26.31	0.008
	December 2020(6)	Nation	89.00	0.027
	December 2020(6)	Minority Shareholders	89.00	0.027
2018	April 2019(7)	Minority Shareholders	314.00	0.098
	April 2019(8)	Nation	104.67	0.033
	June 2019(8)	Nation	104.67	0.033
	September 2019(8)	Nation	104.66	0.030
2017	April 2018(9)	Minority Shareholders	89.00	0.032
	April 2018(10)	Nation	44.50	0.016
	September 2018(10)	Nation	44.50	0.016
2016	April 2017(11)	Minority Shareholders	23.00	0.008
	April 2017(11)	Nation	23.00	0.008

(1)	For the three months ended March 31, 2021.
(2)	Amounts in U.S. dollars have been translated at the Representative Market Rate for the last business day of the month in which dividends were paid as calculated and certified by the Superintendency of Finance. These amounts are only presented for information. Dividends are paid in Colombian pesos.
(3)	Total Dividend per Share declared for the year 2020 that corresponds to the National Government and the minority shareholders and which was paid in its entirety on April 22, 2021.
(4)	Total Dividend per Share declared for the year 2019 that corresponds to the minority shareholders and which was paid in its entirety on April 23, 2020.
(5)	Total Dividend per Share declared for the year 2019 that corresponds to the National Government and which was paid in eight installments, the first was paid on April 23, 2020, the second was paid on May 15, 2020, the third was paid on June 16, 2020, the fourth was paid on August 20, 2020, the fifth was paid on September 23, 2020, the sixth was paid on October 23, 2020, the seventh was paid on November 23, 2020 and the eight was paid on December 15, 2020.
(6)	Extraordinary Dividend per Share declared for the year 2019 that corresponds to the minority shareholders paid in its entirety on December 23, 2019 and to the National Government paid in one installment on December 26, 2019.
(7)	Total Dividend per Share declared for the year 2018 that corresponds to the minority shareholders and which was paid in its entirety on April 25, 2019.
(8)	Total Dividend per Share declared for the year 2018 that corresponds to the National Government and which was paid in three installments, the first was paid on April 25, 2019, the second was paid on June 25, 2019 and the third was paid on September 25, 2019.
(9)	Total Dividend per Share declared for the year 2017 that corresponds to the minority shareholders and which was paid in its entirety on April 19, 2018.
(10)	Total Dividend per Share declared for the year 2017 that corresponds to the National Government and which was paid in two installments, the first was paid on April 19, 2018 and the second was paid on September 17, 2018.
(11)	Total Dividend per Share declared for the year 2016 that corresponds to the National Government and the minority shareholders and which was paid in its entirety on April 28, 2017.

DESCRIPTION OF THE SECURITIES

Description of the Ordinary Shares evidenced by American Depositary Shares

JPMorgan Chase Bank, N.A., pursuant to the amended and restated deposit agreement, dated January 12, 2018, as depositary (the “Depositary”) will issue the ADSs. Each ADS will represent an ownership interest in 20 shares which will be deposited with the custodian, as agent of the Depositary, under the deposit agreement among ourselves, the Depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the Depositary but which they have not distributed directly to you. Unless specifically requested by persons depositing shares, all ADSs will be issued on the books of our Depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to ADRs shall include the statements you will receive which reflects your ownership of ADSs.

The Depositary’s office is located at 4 New York Plaza, 12th Floor, New York, NY 10004.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the Depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Colombian law governs shareholder rights. Because the Depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the Depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the Depositary and its agents are also set out in the deposit agreement. Because the Depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law.

The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The Depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars and, in all cases, making any necessary deductions provided for in the deposit agreement. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, to the extent the Depositary is legally permitted, it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•	Cash. Subject to and any restrictions imposed by the laws of Colombia, regulations or applicable permits issued by any governmental body, the Depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the Depositary’s expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the Depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•	Shares. In the case of a distribution in shares, the Depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

•	Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we provide satisfactory evidence that the Depositary may lawfully distribute such rights, the Depositary will distribute warrants or other instruments representing such rights. However, if we do not furnish such evidence, the Depositary may:

o	sell such rights if practicable and distribute the net proceeds as cash; or

o	if it is not practicable to sell such rights, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

•	Other Distributions. In the case of a distribution of securities or property other than those described above, the Depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the Depositary determines that any distribution described above is not practicable with respect to any specific ADR holder, the Depositary may choose any practicable method of distribution for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollar will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

The Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.

There can be no assurance that the Depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

The Depositary reserves the right to utilize a division, branch or affiliate to direct, manage and/or execute any public and/or private sale of securities described above.

Deposit, Withdrawal and Cancellation

How does the Depositary issue ADSs?

The Depositary will issue ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the Depositary in connection with such issuance.

Shares deposited with the custodian must be accompanied by certain delivery documentation, including instruments showing that such shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

The custodian will hold all deposited shares for the account of the Depositary. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.”

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the Depositary and any taxes or other fees or charges owing, the Depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the Depositary’s direct registration system, and a registered holder will receive periodic statements from the Depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the Depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADSs at the Depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the Depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares at the custodian’s office or effect delivery by such other means as the Depositary deems practicable, including transfer to an account of an accredited financial institution on your behalf. At your risk, expense and request, the Depositary may deliver deposited securities at such other place as you may request.

The Depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the Depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement. Notwithstanding anything to the contrary in the deposit agreement, holders of ADSs who are non-residents of Colombia, who withdraw deposited securities to or for their own account or the account of a non-resident third party whether or not with the purpose of selling or causing to be sold such deposited securities in Colombia simultaneously with such withdrawal, will be subject to applicable Colombian rules and regulations, including without limitation Colombia’s International Investment Statute as well as any taxes applicable thereby, as in effect from time to time.

Neither we nor the Depositary or the custodian shall have any liability or responsibility whatsoever under the deposit agreement or otherwise for any action or failure to act by any Holder relating to its obligations under Colombian tax law or any other Colombian law or regulation relating to foreign investment in Colombia in respect of a withdrawal or sale of deposited securities, including, without limitation, any failure by any holder to comply with a requirement to register such investment prior to such withdrawal, or any failure by any holder to report foreign exchange transactions to the Colombian Central Bank, as the case may be.

Record Dates

The Depositary may fix record dates for the determination of the ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of shares;

•	to give instructions for the exercise of voting rights at a meeting of holders of shares;

•	for the determination of the registered holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses as provided for in the ADR; or

•	to receive any notice or to act in respect of other matters.

All the above are subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the Depositary asks you to provide it with voting instructions, you may instruct the Depositary how to exercise the voting rights for the shares which underlie your ADSs. After receiving voting materials from us, the Depositary will notify the ADR holders of any shareholders’ meeting or solicitation of consents or proxies. This notice will state such information as is contained in the voting materials and describe how you may instruct the Depositary to exercise the voting rights for the shares which underlie your ADSs and will include instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the Depositary must receive them in the manner and on or before the date specified. The Depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The Depositary will only vote or attempt to vote as you instruct. The Depositary will not itself exercise any voting discretion. Furthermore, neither the Depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote.

There is no guarantee that you will receive voting materials in time to instruct the Depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. The holders will be solely responsible for any exercise of the voting rights of the deposited shares represented by the deposited securities by the ADSs, if such vote is made pursuant to the procedure described in the deposit agreement.

ADR holders should be aware that in Colombia, it is uncertain whether a depositary must vote all common shares of a Colombian corporation in an ADR, program in the same manner as a single block or may vote them separately. Accordingly, if either the custodian or the Depositary are not able to vote the common shares (including the right to receive common shares in the form of ADRs) deposited under the Deposit Agreement and any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited common shares (the “Deposited Securities”) separately, all such Deposited Securities shall be voted based on the majority vote of the voting instructions timely received from holders of ADRs. In the case of such single block voting, all holders of ADRs, including holders of ADRs for which no voting instructions are timely received and holders of ADRs with voting instructions contrary to the voting instructions of a majority of the Deposited Securities timely received, should be aware that the Deposited Securities shall all be voted as a single block and that the voting instructions of such holders of ADRs will be deemed given in the manner stated above.

Reports and Other Communications

Will I be able to view our reports?

The Depositary will make available for inspection by ADR holders any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities. We will furnish these communications in English when so required by any rules or regulations of the SEC.

Additionally, if we make any written communications generally available to holders of our shares, including the Depositary or the custodian, and we request the Depositary to provide them to ADR holders, the Depositary will mail copies of them, or, at its option, English translations or summaries of them to ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The Depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities in any manner permitted by the deposit agreement or whose ADRs are cancelled or reduced for any other reason, US$5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, the case may be. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The Depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing common shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for Depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The Depositary may generally refuse to provide services to any holder until the fees and expenses owing by such holder for those services or otherwise are paid.

The following additional charges may be incurred by the ADR holders, by any party depositing or withdrawing common shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADSs), whichever is applicable:

•	a fee of up to US$0.05 or less per ADS for any cash distribution made pursuant to the deposit agreement;

•	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were common shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to those holders of ADRs entitled thereto;

•	an aggregate fee of up to US$0.05 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the Depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•	a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of the Depositary’s agents (including, without limitation, the custodian and expenses incurred on behalf of holders of ADRs in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of our common shares or other deposited securities, the sale of securities (including, without limitation, Deposited Securities) and the delivery of deposited securities or otherwise in connection with the Depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against registered holders of ADRs as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such holders of ADRs or by deducting such charge from one or more cash dividends or other cash distributions);

•	stock transfer or other taxes and other governmental charges;

•	SWIFT, cable, telex and facsimile transmission and delivery charges incurred at the request of a holder of ADRs;

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•	in connection with the conversion of foreign currency into U.S. dollars, the Depositary shall deduct out of such foreign currency the fees, expenses and other charges charged by it or the Depositary’s agent (which may be a division, branch or affiliate) so appointed in connection with such conversion. The Depositary and/or the Depositary’s agent may act as principal for such conversion of foreign currency. Such charges may at any time and from time to time be changed by agreement between us and the Depositary.

We will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the custodian) pursuant to agreements from time to time between us and the Depositary. The fees described above may be amended from time to time.

Our Depositary has agreed to reimburse us for certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses and exchange application and listing fees upon such terms and conditions as the Company and the Depositary may agree from time to time. Neither the Depositary nor we can determine the exact amount to be made available to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of fees to be charged to holders of ADSs and (iii) our reimbursable expenses related to the ADR program are not known at this time. The Depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for Depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The Depositary may generally refuse to provide services to any holder until the fees and expenses owing by such holder for those services or otherwise are paid.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the Depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the Depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case, the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the Depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the Depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled thereto.

By holding an ADR or an interest therein, you will be agreeing to indemnify us, the Depositary, its custodian and any of our or their respective Directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained in respect of, or arising out of, your ADSs.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the Depositary may choose to:

•	amend the form of ADR;

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell any securities or property received and distribute the proceeds as cash; or

•	not perform any of the above.

If the Depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the Depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the Depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or you otherwise receive notice. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law. Notice of any amendment to the deposit agreement or form of ADRs does not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice will not render such notice invalid, provided, however, that, in each such case, the notice given to you identifies a means for you to retrieve or receive the text of such amendment.

How may the deposit agreement be terminated?

The Depositary may, and shall at our written direction, terminate the deposit agreement and the ADR by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary under the deposit agreement, notice of such termination by the Depositary shall not be provided to registered holders unless a successor Depositary shall not be operating under the deposit agreement within 45 days of the date of such resignation, and (ii) been removed as Depositary under the deposit agreement, notice of such termination by the Depositary shall not be provided to registered holders of ADRs unless a successor Depositary shall not be operating under the deposit agreement on the 90th day after our notice of removal was first provided to the Depositary. After termination, the Depositary’s only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. As soon as practicable after the termination date, the Depositary will use its reasonable efforts to sell the deposited securities which remain and hold the net proceeds of such sales, without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the Depositary shall have no obligations except to account for such proceeds and other cash. The Depositary will not be required to invest such proceeds or pay interest on them.

Limitations on Obligations and Liability to ADR Holders

Limits on our obligations and the obligations of the Depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, the Depositary and its custodian may require you to pay, provide or deliver:

•	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

•	the production of proof satisfactory to the Depositary and/or its custodian of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including, without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing shares and terms of the deposit agreement and the ADRs, as it may deem necessary or proper;

•	compliance with such regulations as the Depositary may establish consistent with the deposit agreement or any Colombian law or regulation relating to Colombian taxes, foreign investment in Colombia and laws, rules and regulations relating to the regulation of foreign exchange in Colombia.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, generally or in particular instances, when the ADR register or any register for shares is closed or when any such action is deemed advisable by the Depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the Depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of shares.

The deposit agreement expressly limits the obligations and liability of the Depositary, ourselves and our respective directors, officers, employees, agents and affiliates. Neither we nor the Depositary nor any such directors, officers, employees, agents and affiliates, will be liable if:

•	present or future law, rule or regulation of the United States, Colombia or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism or other circumstance beyond our, the Depositary’s or our respective agents’ control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provide shall be done or performed by us, the Depositary or our respective agents (including, without limitation, voting);

•	it exercises or fails to exercise discretion under the deposit agreement or the ADR;

•	it performs its obligations without gross negligence or willful misconduct;

•	it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

•	it relies upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the Depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADSs or otherwise to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

The Depositary is not liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary is not responsible for, and, will incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate. The Depositary does not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. Subject to certain exception, the Depositary will not incur liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that such custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located.

Additionally, none of us, the Depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the Depositary shall incur any liability for any tax consequences that may be incurred by holders or beneficial owners on account of their ownership of ADRs or ADSs.

The Depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote. In no event shall we, the Depositary or any of our respective agents be liable to holders of ADSs or interests therein for any indirect, special, punitive or consequential damages or lost profits.

The Depositary may own and deal in deposited securities and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof.

Books of Depositary

The Depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the Depositary’s direct registration system. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the Depositary or when requested by us.

The Depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Appointment

In the deposit agreement, each holder and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

•	appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Description of the Preferred Shares

We will set forth in the applicable prospectus supplement or other offering materials a description of the preferred shares which may be offered under this prospectus.

Description of the Debt Securities

This is a summary of the material terms of the debt securities which we may offer pursuant to this prospectus and the indenture dated July 23, 2009, as amended by Amendment No. 1 to the indenture, dated as of June 26, 2015, (collectively the “indenture”), among Ecopetrol and The Bank of New York Mellon, as trustee. Because this is a summary, it does not contain the complete terms of the debt securities and the indenture, and may not contain all the information that you should consider before investing in the debt securities. A copy of the indenture has been filed as an exhibit to our registration statement on Form F-4 filed with the SEC on August 31, 2009. A copy of the form of Amendment No. 1 to the indenture has been filed as an exhibit to our current report on Form 6-K filed with the SEC on June 24, 2015. We urge you to closely examine and review the indenture itself. See “Where You Can Find More Information” for information on how to obtain a copy. You may also inspect a copy of the indenture at the corporate trust office of the trustee, which is currently located at 240 Greenwich Street, Floor 7 East, New York, NY.

The applicable prospectus supplement or other offering materials may also add, update or change the description of the debt securities contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities, including our debt securities.

General

The indenture does not limit the aggregate principal amount of senior notes which may be issued under the indenture and provides that Ecopetrol may issue senior notes from time to time in one or more series. The senior notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus as the “debt securities”.

The debt securities will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the note series and issue additional notes of the same series.

The debt securities will bear interest at the rate per annum set forth in the applicable prospectus supplement from the date of original issuance of such debt securities. Interest payable will be paid on the dates set forth in the applicable prospectus supplement, each such date being an “interest payment date”, to the persons in whose names the debt securities are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. The maturity date for the debt securities will be set forth in the applicable prospectus supplement. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

In the case of amounts not paid by Ecopetrol under the debt securities, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the debt securities, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

The indenture does not contain any provision that would limit the ability of Ecopetrol and its Subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the debt securities protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “—Merger and Consolidation”, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the debt securities.

Except as otherwise set forth in the applicable prospectus supplement, each book-entry note will be represented by one or more global notes in fully registered form, registered in the name of The Depositary Trust Company, which is referred to in this prospectus as “DTC” or the “depositary”, or its nominee. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “—Form, Denomination and Registration”. Except in the limited circumstances described in this prospectus, book-entry notes will not be exchangeable for debt securities issued in fully registered form (“certificated notes”).

Except as otherwise set forth in the applicable prospectus supplement, in the event that, as a result of certain change in law affecting Colombian withholding taxes, Ecopetrol becomes obliged to pay Additional Amounts (as defined below), the debt securities will be redeemable, as a whole but not in part, at Ecopetrol’s option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “— Withholding Tax Redemption”. In addition, we will have the right at our option to redeem any of the debt securities in whole or in part at a redemption price set forth below.

Except as otherwise set forth in the applicable prospectus supplement, we are required to make an offer to purchase all or any portion of outstanding debt securities held by holders upon the occurrence of a Change of Control Repurchase Event (as defined below) at a purchase price in cash equal to 101% of the principal amount of the debt securities so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to but excluding the date of such purchase.

Book-entry notes may be transferred or exchanged only through the depositary. See “—Form, Denomination and Registration”. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 240 Greenwich Street, Floor 7 East, New York, NY. Neither Ecopetrol nor the trustee will charge a service charge for any registration of transfer or exchange of debt securities, but Ecopetrol may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the transfer or exchange (other than exchanges pursuant to the indenture not involving any transfer).

Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not responsible for Ecopetrol’s obligations under the senior debt securities or the indenture.

Payments

Ecopetrol will make payments of principal, and premium, if any, and interest on book-entry notes through the trustee to the depositary. See “—Form, Denomination and Registration”. In the case of certificated notes (which will only be issued in the circumstances described below under “Form, Denomination and Registration”), Ecopetrol will pay the principal and premium, if any, due on the maturity date in immediately available funds upon presentation and surrender by the holder of the debt securities at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 240 Greenwich Street, Floor 7 East, New York, NY. Ecopetrol will pay interest due on the maturity date of a certificated note to the person to whom payment of the principal and premium, if any, will be made. Ecopetrol will pay interest due on a certificated note on any interest payment date other than the maturity date by check mailed to the address of the holder entitled to the payment as the address shall appear in the note register of Ecopetrol. Notwithstanding the foregoing, a holder of U.S.$10.0 million or more in aggregate principal amount of certificated notes will be entitled to receive interest payments, if any, on any interest payment date other than the maturity date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 calendar days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the holder. Any interest not punctually paid or duly provided for on a certificated note on any interest payment date other than the maturity date will cease to be payable to the holder of any note as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated note is registered at the close of business on a special record date for the payment of the defaulted interest that is fixed by Ecopetrol, written notice of which will be given to the holders of the debt securities not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.

All monies paid by Ecopetrol to the trustee or any paying agent for the payment of principal of, and premium and interest on, any note which remains unclaimed for two years after the principal, premium or interest is due and payable may be repaid to Ecopetrol and, after that payment, the holder of any note will look only to Ecopetrol for payment.

Form, Denomination and Registration

Except as otherwise set forth in the applicable prospectus supplement, the debt securities will be issued in book-entry form in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

So long as the depositary, which initially will be DTC, or its nominee is the registered owner of a global note, the depositary or its nominee, as the case may be, will be the sole holder of the debt securities represented by the global note for all purposes under the indenture. Except as otherwise provided in this section, the beneficial owners of the global notes representing the debt securities will not be entitled to receive physical delivery of certificated notes and will not be considered the holders of the debt securities for any purpose under the indenture, and no global note representing the book-entry notes will be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the depositary and, if the beneficial owner is not a participant of the depositary, then the beneficial owner must rely on the procedures of the participant through which the beneficial owner owns its interest in order to exercise any rights of a holder under the global notes or the indenture. The laws of some jurisdictions may require that certain purchasers of debt securities take physical delivery of the debt securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global note representing the debt securities.

The global notes representing the debt securities will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if the depositary notifies us that it is unwilling or unable to continue as depositary for the global notes, the depositary ceases to be a clearing agency registered under the Exchange Act, we in our sole discretion determine that the global notes shall be exchangeable for certificated notes, or there shall have occurred and be continuing an Event of Default under the indenture with respect to the debt securities.

Upon any exchange, the certificated notes shall be registered in the names of the beneficial owners of the global notes representing the debt securities, which names shall be provided by the depositary’s relevant participants (as identified by the depositary) to the trustee.

Because of time zone differences, the securities account of a Euroclear or Clearstream Banking participant purchasing a beneficial interest in a global note from a depositary participant will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream Banking, as applicable, immediately following the depositary’s settlement date. Credit of a transfer of a beneficial interest in a global note settled during that processing day will be reported to the applicable Euroclear or Clearstream Banking participant on that day. Cash received in Euroclear or Clearstream Banking as a result of a transfer of a beneficial interest in a global note by or through a Euroclear or Clearstream Banking participant to a depositary participant will be received with value on the depositary’s settlement date but will be available in the applicable Euroclear or Clearstream Banking cash account only as of the business day following settlement in the depositary.

Information Relating to the Depositary. The following is based on information furnished by the depositary:

The depositary will act as the depositary for the debt securities. The debt securities will be issued as fully registered senior debt securities registered in the name of Cede & Co., which is the depositary’s partnership nominee. Fully registered global notes will be issued for the debt securities, in the aggregate principal amount of the issue, and will be deposited with the depositary.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes to participants’ accounts, thereby eliminating the need for physical movement of senior debt securities certificates. Direct participants of the depositary include securities brokers and dealers, including the initial purchasers of the debt securities, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants, including the initial purchasers of the debt securities and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to indirect participants, which includes securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Purchases of debt securities under the depositary’s system must be made by or through direct participants, which will receive a credit for the debt securities on the depositary’s record. The ownership interest of each beneficial owner, which is the actual purchaser of any note, represented by global notes, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes representing the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of the global notes representing the debt securities will not receive certificated notes representing their ownership interests therein, except in the limited circumstances described above.

To facilitate subsequent transfers, all global notes representing the debt securities which are deposited with, or on behalf of, the depositary are registered in the name of the depositary’s nominee, Cede & Co. The deposit of global notes with, or on behalf of, the depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the global notes representing the debt securities; the depositary’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the depositary nor Cede & Co. will consent or vote with respect to the global notes representing the debt securities. Under its usual procedure, the depositary mails an omnibus proxy to Ecopetrol as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium, if any, and/or interest payments on the global notes representing the debt securities will be made to the depositary. The depositary’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the depositary’s records unless the depositary has reason to believe that it will not receive payment on the date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the participant and not of the depositary, the trustee or Ecopetrol, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest to the depositary is the responsibility of Ecopetrol or the trustee, disbursement of the payments to direct participants will be the responsibility of the depositary, and disbursement of the payments to the beneficial owners will be the responsibility of direct and indirect participants.

The depositary may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to Ecopetrol or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

Ecopetrol may decide to discontinue use of the system of book-entry transfers through the depositary or a successor securities depositary. In that event, certificated notes will be printed and delivered.

Although the depositary, Euroclear and Clearstream Banking have agreed to the procedures described above in order to facilitate transfers of interests in the global notes among participants of the depositary, Euroclear and Clearstream Banking, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the trustee nor Ecopetrol will have any responsibility for the performance by the depositary, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Trading. Transfers between participants in the depositary will be effected in the ordinary way in accordance with the depositary’s rules and operating procedures, while transfers between participants in Euroclear and Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

The information in this subsection “—Form, Denomination and Registration” concerning the depositary, Euroclear and Clearstream Banking and their respective book-entry systems has been obtained from the depository, Euroclear and Clearstream Banking but Ecopetrol takes responsibility solely for the accuracy of its extraction of this information.

Certain Covenants

The indenture provides that the covenants set forth below are applicable to Ecopetrol.

Payment of Principal and Interest. Ecopetrol will duly and punctually pay the principal of and any premium and interest and other amounts (including any Additional Amounts in the event withholding and other taxes are imposed in Colombia) on the debt securities in accordance with the debt securities and the indenture.

Maintenance of Corporate Existence. Ecopetrol will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless the Board of Directors determines (based on appropriate shareholder authorization, if necessary) that preserving Ecopetrol’s corporate existence is no longer desirable in the conduct of Ecopetrol’s business and is not disadvantageous in any material respect to holders.

Ranking. Ecopetrol will ensure that the debt securities will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations of Ecopetrol that constitute External Indebtedness (other than obligations preferred by statute or by operation of law).

Statement by Officers as to Default and Notices of Events of Default. Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or Event of Default under the indenture or the debt securities, it will notify the trustee in writing of the occurrence of such default or Event of Default.

Provision of Financial Statements and Reports. In the event that Ecopetrol files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Colombia, the United States or elsewhere, Ecopetrol will furnish a copy of the statements or reports to the trustee within 15 days of the date of filing or the date the information is published or otherwise made publicly available.

Ecopetrol will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of Ecopetrol’s activities has been made during the period covered by such financial statements with a view to determining whether Ecopetrol has kept, observed, performed and fulfilled its covenants and agreements under the indenture; and (ii) that no Event of Default, or event which with the giving of notice or passage of time or both would become an Event of Default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that Event of Default or other event.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including Ecopetrol’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Money for Securities Payments to Be Held in Trust. If Ecopetrol will at any time act as its own paying agent with respect to any notes, it will, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to any of notes, segregate and hold in trust for the benefit of the persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the notes are payable (except as otherwise specified pursuant to Section 301 of the indenture for the notes) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and shall promptly notify the trustee of its action or failure so to act. Whenever Ecopetrol will have one or more paying agents for any notes, it will, on or prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to any notes, deposit with any paying agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the persons entitled thereto, and (unless such paying agent is the trustee) Ecopetrol will promptly notify the trustee of its action or failure so to act.

Ecopetrol will cause each paying agent for any notes (other than the trustee) to execute and deliver to the trustee an instrument in which such paying agent shall agree with the trustee, subject to the provisions of Section 1003 of the indenture, that such paying agent shall:

(1) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to notes in trust for the benefit of the persons entitled thereto until such sums will be paid to such persons or otherwise disposed of as provided in or pursuant to the indenture, and Ecopetrol will have no proprietary or other interest whatsoever in such amounts; and so long as the trustee or such paying agent holds the funds so deposited and such funds are available to holders of the notes entitled thereto in accordance with the terms of the notes and the indenture and holders of the notes are not prevented from claiming such funds in accordance with the terms of the notes and the indenture, Ecopetrol will not be considered to have defaulted in its obligation to make payment of such amounts on the date on which such amounts become due and payable;

(2) give the trustee notice of any default by Ecopetrol (or any other obligor upon the notes) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the notes; and

(3) at any time during the continuance of any such default, upon the written request of the trustee, forthwith pay to the trustee all sums so held in trust by such paying agent.

Ecopetrol may at any time, for the purpose of obtaining the satisfaction and discharge of the indenture or for any other purpose, pay, or by company order direct any paying agent to pay, to the trustee all sums held in trust by Ecopetrol or such paying agent, such sums to be held by the trustee upon the same terms as those upon which such sums were held by Ecopetrol or such paying agent; and, upon such payment by any paying agent to the trustee, such paying agent will be released from all further liability with respect to such sums.

Except as otherwise provided in the notes or in the indenture, any money deposited with the trustee or any paying agent, or then held by Ecopetrol, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any note and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts will have become due and payable shall be paid to Ecopetrol on company request, or (if then held by Ecopetrol) will be discharged from such trust; and the holder of such note shall thereafter, as an unsecured general creditor, look only to Ecopetrol for payment thereof, and all liability of the trustee or such paying agent with respect to such trust money, and all liability of Ecopetrol as trustee thereof, will thereupon cease; provided, however, that the trustee or such paying agent, before being required to make any such repayment, may at the expense of Ecopetrol cause to be published once, in an authorized newspaper in each place of payment for such series or to be mailed to holders of registered notes of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such publication or mailing nor will it be later than two years after such principal and any premium or interest or Additional Amounts will have become due and payable, any unclaimed balance of such money then remaining will be repaid to Ecopetrol.

Waiver of Certain Covenants. Ecopetrol may omit in any particular instance to comply with any term, provision or condition set forth in Section 1002 of the indenture, inclusive with respect to the notes if before the time for such compliance the holders of at least a majority in principal amount of the outstanding notes, by act of such holders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Ecopetrol and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

Limitation on Liens. Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the debt securities (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the debt securities, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1.	Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2.	Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3.	Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4.	Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5.	Liens existing as of the date of original issuance of the debt securities;

6.	Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7.	Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business

8.	Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9.	Liens to secure the debt securities;

10.	(i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11.	Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12.	Liens securing Internal Indebtedness;

13.	Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property);

14.	Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15.	Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16.	Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17.	Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18.	Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19.	Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or (y) the Fair Market Value of the property securing such Indebtedness.

Repurchase of Debt securities upon a Change of Control Repurchase Event. Ecopetrol must commence, within 30 days of the occurrence of a Change of Control Repurchase Event, and consummate an offer to purchase (“Offer to Purchase”) all debt securities then outstanding, at a purchase price equal to 101% of the principal amount of the debt securities on the date of repurchase, plus accrued interest (if any) to the date of purchase. Ecopetrol is not required to make an Offer to Purchase following a Change of Control Repurchase Event if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this covenant if it were made by Ecopetrol and such third party purchases (for the consideration referred to in the immediately preceding sentence) the debt securities validly tendered and not withdrawn. Prior to the mailing of the notice to holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control Repurchase Event, Ecopetrol covenants to (i) repay in full all indebtedness of Ecopetrol that would prohibit the repurchase of the debt securities pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of Ecopetrol to permit the repurchase of the debt securities. Ecopetrol shall first comply with the covenant in the preceding sentence before it repurchases debt securities upon a Change of Control Repurchase Event pursuant to this covenant.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and other applicable securities laws or regulations in connection with making an offer to purchase debt securities upon the occurrence of a Change of Control Repurchase Event. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of our compliance with such securities laws or regulations.

There can be no assurance that Ecopetrol will have sufficient funds available at the time of any Change of Control Repurchase Event to make the repurchases of debt securities required by the foregoing covenant (as well as by any covenant contained in other securities of Ecopetrol which might be outstanding at the time).

Additional Amounts. Pursuant to the indenture, all payments to be made in respect of the debt securities are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”), except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the debt securities or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”). Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the debt securities or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law.

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

i.	any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the debt securities);

ii.	any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

iii.	any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent (a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

iv.	any Tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had any note been presented during such 15-day period);

v.	any Tax payable other than by withholding or deduction from payments of principal or of interest on any note; or

vi.	any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

vii.	any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code, or

viii.	any combination of the circumstances described in clauses (i) through (vii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol will provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee. The obligation to pay Additional Amounts will survive the repayment of the debt securities and the sale or transfer of the debt securities (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the debt securities and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

Except as otherwise set forth below and in the applicable prospectus supplement, we will not be permitted to redeem the debt securities before their stated maturity. The debt securities will not be entitled to the benefit of any sinking fund-meaning that we will not deposit money on a regular basis into any separate account to repay your debt securities. In addition, except as set forth above under “—Repurchase of Debt securities upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your debt securities from you before the stated maturity.

Withholding Tax Redemption

The debt securities may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of the Taxing Jurisdiction or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdiction, Ecopetrol is or will become obligated to pay any Additional Amounts on the debt securities, if such change or amendment is announced and becomes effective on or after the issuance of the debt securities and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the debt securities to be redeemed. Prior to the giving of notice of redemption of such debt securities pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the debt securities that have been redeemed.

Open Market Purchases

Ecopetrol or any of its Subsidiaries may at any time purchase any note in the open market or otherwise at any price.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities (including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the debt securities and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or Event of Default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the debt securities, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such debt securities equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “Event of Default” means any one of the following events with respect to the debt securities:

1.	default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2.	default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3.	default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenant or warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the debt securities and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4.	any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the debt securities, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of U.S.$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5.	the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6.	Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7.	the entry by a court having competent jurisdiction of:

a.	a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

b.	a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

c.	a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8.	the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an Event of Default with respect to the debt securities at the time outstanding (other than an Event of Default specified in clause (7) or (8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities may declare the principal of the debt securities, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an Event of Default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the debt securities shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the debt securities has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1.	Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay all overdue installments of any interest on and Additional Amounts with respect to all the debt securities and the principal of and any premium on the debt securities which have become due otherwise than by the declaration of acceleration and interest on the debt securities; and

2.	all events of default with respect to the debt securities, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the debt securities which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission shall affect any subsequent default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding debt securities at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of debt securities. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

The persons entitled to vote a majority in principal amount of the outstanding debt securities shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture shall be binding on all the holders of debt securities, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt securities affected thereby:

1.	change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any note;

2.	reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any note;

3.	shorten the period during which Ecopetrol is not permitted to redeem any of the debt securities (except as permitted by the indenture), or permit Ecopetrol to redeem such debt securities prior to their stated maturity if, prior to such action, Ecopetrol is not permitted to do so (except as permitted by the indenture);

4.	change any obligation to pay the Additional Amounts described under “Certain Covenants — Additional Amounts”;

5.	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any note is payable;

6.	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

7.	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

8.	reduce the requirements for quorum or voting by holders of debt securities as provided in the indenture; or

9.	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby or modify any of the foregoing provisions.

The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of all debt securities, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of the holders of all debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default:

•	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to debt securities; or

•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the debt securities, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture, curing any provision in the indenture which may be inconsistent with the description of the indenture or of the debt securities in any offering document, or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of debt securities in any material respect. Ecopetrol and the trustee, without the consent of any holders of the debt securities, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Notices

Except as otherwise expressly provided in or pursuant to the indenture, where the indenture provides for notice to holders of notes of any event, such notice shall be sufficiently given to holders of registered notes if in writing and mailed, first-class postage prepaid, to each holder of a registered note affected by such event, at his address as it appears in the security register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to holders of registered notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a registered note shall affect the sufficiency of such notice with respect to other holders of registered notes. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the trustee shall constitute a sufficient notification for every purpose under the indenture.

Where the indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of notes shall be filed with the trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the trustee shall not be liable for any loss, liability or expense of any kind incurred by Ecopetrol or the holders due to the trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the gross negligence or willful misconduct of the trustee, it being understood that the failure of the trustee to verify or confirm that the person providing the instructions or directions, is in fact, an authorized person does not constitute gross negligence or willful misconduct.

Unclaimed Amounts

Any money deposited with the trustee or paying agent or held by Ecopetrol, in trust, for the payment of principal, premium, interest or any Additional Amounts, that remains unclaimed for two years after such amount becomes due and payable shall be paid to Ecopetrol on its request or, if held by Ecopetrol, shall be discharged from such trust. The holder of the debt securities will look only to Ecopetrol for payment thereof, and all liability of the trustee, paying agent or of Ecopetrol, as trustee, shall thereupon cease.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with IFRS.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with IFRS and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or (iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Consolidated Net Tangible Assets” means, at any date, the Consolidated Total Assets of the Company less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Company on a consolidated basis), in each case calculated in accordance with IFRS, less current liabilities (other than current maturities of long-term debt, in each case calculated in accordance with IFRS).

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with IFRS.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IASB”).

“Indebtedness” of any Person means, without duplication:

1.	any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

2.	any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

3.	any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the debt securities is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the Capital Stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding Capital Stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Discharge, Defeasance and Covenant Defeasance

Ecopetrol may discharge certain obligations to holders of any series of senior debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing or causing to be deposited with the trustee, in trust, funds specifically pledged as security for, and dedicated solely to, the benefit of the holders in U.S. Dollars or Government Obligations, which is defined below, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the entire indebtedness on the senior debt securities with respect to principal (and premium, if any) and interest to the date of the deposit (if the senior debt securities have become due and payable) or to the maturity thereof, as the case may be.

The indenture provides that, unless the provisions of the “Defeasance and Covenant Defeasance” section thereof are made inapplicable in respect of any series of senior debt securities of or within any series pursuant to the “Amount Unlimited; Issuable in Series” section thereof, Ecopetrol may elect, at any time, either:

•	to defease and be discharged from any and all obligations with respect to the senior debt securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the senior debt securities and other obligations to register the transfer or exchange of the senior debt securities, to replace temporary or mutilated, destroyed, lost or stolen senior debt securities, to maintain an office or agency with respect to the senior debt securities and to hold moneys for payment in trust) (“defeasance”); or

•	to be released from its obligations with respect to the senior debt securities under the covenants described under “—Certain Covenants” and “—Merger and Consolidation” above or, if provided pursuant to the “Amount Unlimited; Issuable in Series” section of the indenture, its obligations with respect to any other covenant, and any omission to comply with the obligations shall not constitute a default or an Event of Default with respect to the senior debt securities (“covenant defeasance”).

Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by Ecopetrol with the trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, of (i) an amount in Dollars, in which such senior debt securities, together with all interest appertaining thereto, are then specified as payable at their stated maturity, or (ii) an amount of Government Obligations, which is defined below, applicable to such senior debt securities and the interest appertaining thereto, which through the scheduled payment of principal and interest in accordance with their terms will provide money, or a combination thereof in an amount, in any case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the entire indebtedness on the senior debt securities with respect to principal (and premium, if any) and interest to the date of the deposit (if the senior debt securities have become due and payable) or to the maturity thereof, as the case may be.

Such a trust may only be established if, among other things,

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Ecopetrol is a party or by which it is bound, and

•	Ecopetrol has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the senior debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Ecopetrol, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

“Government Obligations” means securities which are:

•	direct obligations of the United States of America or the government or the governments in the confederation which issued the foreign currency in which the senior debt securities of a particular series are payable, for the payment of which the full faith and credit of the United States or such other government or governments is pledged; or

•	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments;

and which are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any Government Obligation held by the custodian for the account of the holder of the depositary receipt; provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by the depositary receipt.

In the event Ecopetrol effects covenant defeasance with respect to any senior debt securities and the senior debt securities are declared due and payable because of the occurrence of any event of default other than an Event of Default with respect to the “Limitations on Liens” covenant contained in the indenture (which sections would no longer be applicable to the senior debt securities after the covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount in the foreign currency in which the senior debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the senior debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the senior debt securities at the time of the acceleration resulting from the Event of Default. However, Ecopetrol would remain liable to make payment of the amounts due at the time of acceleration.

Currency Indemnity

Any amount received or recovered by a holder of a debt security on or under the debt securities or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars will constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a debt security, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such debt security, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a debt security to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such debt security). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the debt securities, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a debt security and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any debt security.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York except that the laws of Colombia will govern all matters relating to authorization and execution of the indenture and the debt securities.

Submission to Jurisdiction; Agent for Service of Process

We will submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions and proceedings instituted in connection with the debt securities or the indenture. We have appointed Corporation Service Company (CSC), 1180 Avenue of the Americas, Suite 210, New York, New York 10036 as our authorized agent upon which service of process may be served in any such action relating to the debt securities or the indenture.

Regarding the Trustee

The trustee is permitted to engage in other transactions with Ecopetrol and its subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default, or else resign.

Ecopetrol may at any time remove the trustee at its office or agency in the City of New York designated for the foregoing purposes and may from time to time rescind such designations.

No Personal Liability of Shareholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the debt securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Ecopetrol in such indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, shall be had against any shareholder, officer, director, employee or controlling person of Ecopetrol or of any successor thereof.

Description of Guaranteed Debt Securities

We will set forth in the applicable prospectus supplement or other offering materials a description of the guaranteed debt securities which may be offered under this prospectus.

LEGAL MATTERS

Unless otherwise indicated in a supplement to this prospectus, Shearman & Sterling LLP, our United States counsel, will pass upon the validity under New York law of the securities and Brigard & Urrutia Abogados S.A.S. will pass upon certain legal matters governed by Colombian law with respect to the securities.

EXPERTS

The consolidated financial statements of Ecopetrol S.A. (the “Company”) appearing in the Company’s 2020 Annual Report for the years ended December 31, 2020, 2019 and 2018 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young Audit. S.A.S., independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and the Company management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 are, and audited consolidated financial statements and the Company management’s assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young Audit S.A.S. pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The summary reports of DeGolyer and MacNaughton; Gaffney Cline & Associates; Netherland, Sewell & Associates, Inc.; Ryder Scott Company; and Sproule International Limited, independent petroleum engineering consultants, referenced in the 2020 Annual Report, which is incorporated by reference herein, have been referenced in reliance upon the authority of the firms as experts in estimating proved oil and gas reserves.

DOCUMENTS ON DISPLAY

We file reports, including this prospectus, with the SEC under the Securities Act. The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Ecopetrol, S.A., Carrera 13 No. 36-24, Bogota, Republic of Colombia or by calling (571) 234-4000.

You may read and copy all or any portion of this registration statement or other information in the SEC’s public reference room at 100 F. Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Any filings we make are also available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at www.ecopetrol.com.co. (This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to our website. The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this registration statement.)

Ecopetrol S.A.

PROSPECTUS

May 28, 2021

ECOPETROL S.A.

US$ 1,250,000,000 4.625% Notes due 2031

US$ 750,000,000 5.875% Bonds due 2051

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup	J.P. Morgan	Santander	Scotiabank

October 27, 2021